                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY



                               DATED 14 JULY 2000

                                Original Borrower
                     GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                                  Guaranteed by
               GLOBAL TELESYSTEMS EUROPE B.V., GLOBAL TELESYSTEMS
                  EUROPE HOLDINGS B.V. AND CERTAIN SUBSIDIARIES
                   OF GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                                    Arrangers
                      BANK OF AMERICA INTERNATIONAL LIMITED
                             DEUTSCHE BANK AG LONDON
                         DRESDNER BANK AG LONDON BRANCH
                                      Agent
                             DEUTSCHE BANK AG LONDON
                                Security Trustee
                             DEUTSCHE BANK AG LONDON
                              Working Capital Bank
                             DEUTSCHE BANK AG LONDON


                                   ----------

                                 LOAN AGREEMENT
                                       FOR
                           $550,000,000 MULTI-CURRENCY
                                CREDIT FACILITIES

                                   ----------

                                    CONTENTS

CLAUSE                                                                                                     PAGE
1      Purpose and definitions................................................................................1

2      The Facilities........................................................................................18

3      Conditions............................................................................................18

4      Utilisations..........................................................................................20

5      The Working Capital Facility..........................................................................22

6      Interest and Bank Guarantee Commission................................................................26

7      Repayment, cancellation and prepayment................................................................29

8      Fees and expenses.....................................................................................31

9      Payments and Taxes; accounts and calculations.........................................................32

10     Guarantee.............................................................................................37

11     Representations and warranties........................................................................42

12     Undertakings..........................................................................................46

13     Financial covenants...................................................................................56

14     Events of Default.....................................................................................58

15     Indemnities...........................................................................................62

16     Unlawfulness and increased costs; mitigation..........................................................63

17     Set-off and pro rata payments.........................................................................66

18     Assignment, transfer and funding offices..............................................................67

19     Arrangers, Agent, Security Trustee, Reference Banks and Original Borrower.............................70

20     Notices and other matters.............................................................................76

21     Governing law and jurisdiction........................................................................78

Schedules excluded


THIS AGREEMENT is dated 14 July, 2000 and made BETWEEN:

(1)    GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V. as Original Borrower;

(2)    GLOBAL TELESYSTEMS EUROPE B.V. as the Immediate Shareholder;

(3) THE ENTITIES whose respective names and registered offices are set out in part A of Schedule 1 as Original Guarantors;

(4)    GLOBAL TELESYSTEMS INC. as the Ultimate Shareholder;

(5) DEUTSCHE BANK AG LONDON, BANK OF AMERICA INTERNATIONAL LIMITED and DRESDNER BANK AG LONDON BRANCH as Arrangers;

(6) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part C of schedule 1 as Banks;

(7)    DEUTSCHE BANK AG LONDON as Agent;

(8)    DEUTSCHE BANK AG LONDON as Security Trustee; and

(9)    DEUTSCHE BANK AG LONDON as Working Capital Bank.

IT IS AGREED as follows:

1      PURPOSE AND DEFINITIONS

1.1    PURPOSE

       This Agreement sets out the terms and conditions upon and subject to which (A) the Banks agree, according to their several obligations, to make available to the Borrowers a revolving credit facility of up to $525,000,000 (or its equivalent in Optional Currencies) such facility to be used for the purposes of (i) in the case of the Original Borrower, making loans to any of its wholly-owned Subsidiaries to be used by such Subsidiary for any purpose not restricted, and to the maximum amount permitted, by this Agreement, (ii) financing the Restricted Group's working capital and capital expenditure requirements, (iii) financing expenses incurred in connection with the Facilities, (iv) making any payments of interest under the High Yield Securities (other than the July 2000 and August 2000 interest payments on the High Yield Securities to the extent that the Immediate Shareholder has retained, as set out in paragraph (w)(iii) of schedule 3, sufficient cash to make such payments) and any other high yield securities agreed between the Original Borrower and the Agent (acting on the instruction of the Majority Banks) and/or
       (v) financing acquisitions permitted under clause 4.1.3, each of (i) to
       (v) inclusive, to be incurred in connection with the Group Business of the Group and (B) the Working Capital Bank agrees to make available to the Borrowers a working capital facility of up to $25,000,000 (or its equivalent in Optional Currencies), such facility to be used in connection with the Group Business.

1.2    DEFINITIONS

       In this Agreement, unless the context otherwise requires:

       "ACCEDING BORROWERS" means those entities which are to, or have become a party to this Agreement as Borrowers pursuant to clause 3.5;

       "ACCEDING GUARANTORS" means those entities which are to, or have become a party to this Agreement as Guarantors pursuant to clause 10.18;

       "ACCOUNTANTS REPORT" means a report substantially in the form set out in part B of Schedule 6 to be issued by the auditors of the Immediate Shareholder Group pursuant to clause 12.1.9(b);

       "ADDITIONAL COST" means in relation to any period a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

       "ADVANCE" means an RC Advance or a WC Advance;

       "AGENT" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London, EC2N 2DB or such other person as may be appointed Agent for the Banks pursuant to clause 19.13;

       "ANNUAL BUDGET" means a budget in respect of each of the Group and the Restricted Group for each financial year containing information of a substantially similar type and to a substantially similar level of detail as the agreed form delivered pursuant to paragraph (i) of schedule 3 or containing such additional information or additional level of detail as the Original Borrower reasonably deems necessary, or, omitting such information or to such lesser level of detail, as has at the relevant time, been approved in writing by the Agent;

       "ANNUALISED CONSOLIDATED NET OPERATING CASH FLOW" means twice the aggregate of the Consolidated Net Operating Cash Flow of the Restricted Group in respect of the relevant Six Month Period;

       "ARRANGERS" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London, EC2N 2DB, Bank of America International Limited of Bank of America House, 1 Alie Street, London, E1 8DE and Dresdner Bank AG London Branch of Riverbank House, 2 Swan Lane, London, EC4R 3UX;

       "ASSIGNMENT OF INSURANCES" means the assignment over Insurances entered into or to be entered into by the Immediate Shareholder in the agreed form;

       "ASSIGNMENT OF SHAREHOLDER LOANS" means, in the case of shareholder loans made by the Immediate Shareholder, the Dutch Pledge of Intercompany Receivables and, in any other case, any assignment of shareholder loans to be entered into between any other Relevant Person and the Security Trustee pursuant to the terms of this Agreement in such form as may be agreed by the Security Trustee having regard to the applicable laws relating to the assignment or pledging of receivables in the jurisdiction in which the relevant loan is payable;

       "ASSOCIATED COMPANY" of a person means (a) any other person which is directly or indirectly controlled by, under common control with or controlling such person or (b) any other person owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interest in such person or 10 per cent. of whose equity interest is owned beneficially and/or legally directly or indirectly by such person, where "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of interests or voting securities, by contract or otherwise;

       "AUTHORISED OFFICER" means any director, employee or officer of the Original Borrower or any other Obligor authorised to sign Compliance Certificates, Utilisation Notices and other notices, requests or confirmations referred to in this Agreement or relating to the Facilities;

       "AVAILABILITY PERIOD" means the period from the date of this Agreement and ending on whichever is the earlier of (a) the Termination Date or (b) the date on which (i) the Original Borrower cancels the whole of the undrawn Commitments under clause 7.4 or (ii) the Total Commitments are reduced to zero pursuant to any relevant provision of this Agreement;

       "BANK GUARANTEE" means any of a guarantee, bond, indemnity, letter of credit, or any other instrument of suretyship or payment, issued, undertaken or made or, as the case may be, proposed to be issued, undertaken or made by the Working Capital Bank at the request of a Borrower under the Working Capital Facility, in each case in a form agreed between the Working Capital Bank and the relevant Borrower and as the same may be varied from time to time;

       "BANKING DAY" means:

       (a) for interest rate fixing and payments purposes in relation to euro and national currency units, a Target Day;

       (b) for all other purposes (including, but not limited to, rate fixing and payments in relation to Dollars and Optional Currencies other than euro and national currency units and receiving notices), a day other than Saturday or Sunday on which banks are open for business in New York and London and (in the case of rate fixing and payments in relation to Optional Currencies other than Sterling, euros and national currency units) the principal financial centre in the jurisdiction of the Optional Currency concerned;

       "BANKS" means the banks and financial institutions listed in part C of schedule 1 and includes their successors in title and Transferees;

       "BELGIAN DEEDS OF GUARANTOR ACCESSION" means the Deed of Guarantor Accession entered into, or to be entered into, by each of GTS Network Services (Belgium) B.V.B.A. and GTS Support Services (Belgium) B.V.B.A. and "BELGIAN DEED OF GUARANTOR ACCESSION" means any one of them;

       "BELGIAN GUARANTORS" means GTS Network Services (Belgium) B.V.B.A. and, until the merger described in paragraph 4 of Schedule 11, GTS Support Services (Belgium) B.V.B.A.;

       "BELGIAN SHARE SECURITIES" means (i) the pledge over the shares of GTS Network Services (Belgium) B.V.B.A. entered into, or to be entered into, by GTS Network in the agreed form and (ii) the pledge over the shares of GTS Support Services (Belgium) B.V.B.A. entered into, or to be entered into, by the Original Borrower in the agreed form and "BELGIAN SHARE SECURITY" means any one of them;

       "BORROWED MONEY" means, without duplication, Indebtedness in respect of
       (a) money borrowed or raised and debit balances at banks, (b) any bond, note, loan stock, debenture or similar debt instrument, (c) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments for assets acquired or services supplied other than in the ordinary course of business and where payment is deferred for no more than 120 days (which, for the avoidance of doubt, shall not include payments originally due less than 120 days after the relevant asset was acquired or service supplied where payment is being contested in good faith), (f) finance leases and hire purchase contracts, (g) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (a) to
       (f) above and (h) guarantees in respect of Indebtedness of any person falling within any of (a) to (g) above;

       "BORROWERS" means the Original Borrower together with, after its accession pursuant to clause 3.5, any Acceding Borrowers and "BORROWER" means any or a specific one of them;

       "BUSINESS PLAN" means the management base case financial and operational projections of the Restricted Group produced or to be produced by, or on behalf of, the Original Borrower pursuant to paragraph (aa) of schedule 3;

       "CAPITAL LEASES" means any leases which are treated as capital leases in accordance with GAAP and entered into by a member of the Restricted Group as lessee;

       "CHARGED ACCOUNTS" means the accounts of certain members of the Group into which any intercompany receivables (including, without limitation, all dividends payable by any Obligor to its shareholders (irrespective of whether such shareholder is an Obligor)) and/or third party receivables are to be paid and which are subject to the terms of any Irish Debenture or any Pledge over Group Accounts;

       "COLLATERAL INSTRUMENTS" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any Indebtedness or liabilities under this Agreement and includes Encumbrances;

       "COMMITMENT" means (i) in relation to a Bank and the Revolving Credit Facility the amount set opposite its name in part C of schedule 1 and/or, in the case of a Transferee, the amount transferred as specified in the relevant Transfer Certificate and (ii) in relation to the Working Capital Bank and the Working Capital Facility, the amount set opposite its name in part D of Schedule 1, as varied, in each case, by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Bank's or the Working Capital Bank's (as the case may be) Commitment shall be construed as a reference to that Bank's or the Working Capital Bank's (as the case may be) Commitment immediately prior to such reduction to zero;

       "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in part A of schedule 6 in relation to the compliance (or otherwise) with the undertakings in clause 12.1 issued by the Authorised Officer of the Original Borrower in relation to Quarterly Management Accounts pursuant to clause 12.1.9(b);

       "CONSOLIDATED NET OPERATING CASH FLOW" means, in respect of a person and a period, the consolidated Net Operating Cash Flow of that person and its Subsidiaries for such period;

       "CONTRIBUTION" means (i) in relation to a Bank and in respect of the Revolving Credit Facility at any relevant time, the principal amount of the RC Advances owing to such Bank at such time and (ii) in relation to the Working Capital Bank and in respect of the Working Capital Facility the aggregate of the principal amount of the WC Advances owing to the Working Capital Bank and the Undrawn Face Amount of all Bank Guarantees then outstanding together with any amount paid by the Working Capital Bank under any Bank Guarantee in respect of which it has not been reimbursed by an Obligor pursuant to this Agreement;

       "CUSTOMER CONTRACT AGREEMENT" means the agreement for the assignment of customer contracts dated 30 September 1997 made between (1) Hermes Europe Railtel B.V. (now known as Global TeleSystems Europe Holdings B.V.) and
       (2) Hermes Europe Railtel (Ireland) Limited (now known as GTS Carrier Services (Ireland) Limited);

       "DANISH SHARE SECURITIES" means (i) the pledge over the shares of Ebone A/S entered into or to be entered into by the Original Borrower in the agreed form; and (ii) the pledge over the shares of Global TeleSystems (Denmark) A/S entered into or to be entered into by Ebone A/S in the agreed form and "DANISH SHARE SECURITY" means any one of them;

       "DEED OF BORROWER ACCESSION" means a deed to be executed and delivered by an Acceding Borrower, substantially in the form set out in part B of schedule 8;

       "DEED OF GUARANTOR ACCESSION" means a deed to be executed and delivered by an Acceding Guarantor, substantially in the form set out in part A of schedule 8;

       "DEFAULT" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 14.1), constitute an Event of Default;

       "DERIVATIVES CONTRACT" means a contract, agreement or transaction which is:

       (a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, collar or floor, currency swap, currency option or any other similar transaction; and/or

       (b)    any combination of such transactions,

       in each case, whether on-exchange or otherwise;

       "DOLLAR AMOUNT" means (i)(a) in relation to an Advance made or to be made in Dollars, the principal amount of such Advance and (b) in relation to an Advance made or to be made in an Optional Currency, the amount in Dollars which would be required to purchase the principal amount of such Advance as determined in accordance with clause 4.6 or clause 5.15 (as the case may be) and (ii)(a) in relation to a Bank Guarantee issued or to be issued in Dollars, the Undrawn Face Amount of such Guarantee and (b) in relation to a Bank Guarantee issued or to be issued in an Optional Currency, the equivalent in Dollars of the Undrawn Face Amount of such Bank Guarantee on its Utilisation Date or, if later, the most recent Quarter Day, in each case as reduced by any repayment, prepayment or payment under this Agreement;

       "DOLLARS" and "US$" and "$" mean the lawful currency for the time being of the United States of America;

       "DUTCH PLEDGE OF ACCOUNTS" means the pledge of bank accounts agreement entered into, or to be entered into, by the Original Borrower in the agreed form;

       "DUTCH PLEDGE OF INTERCOMPANY RECEIVABLES" means the disclosed pledge of present and future claims in respect of intercompany receivables entered into, or to be entered into, by the Original Borrower and the Immediate Shareholder in the agreed form;

       "DUTCH SHARE SECURITY" means the pledge over the shares of the Original Borrower entered into, or to be entered into, by the Immediate Shareholder and the Original Borrower in the agreed form;

       "EMU" means Economic and Monetary Union as contemplated in the Treaty;

       "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency;

       "ENCUMBRANCE" means any lien, mortgage, charge (whether fixed or floating), security interest, hypothecation, assignment for security, trust arrangement for the purpose of providing security or encumbrance or preferential arrangement of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, any deposits of money with the primary intention of affording a right of set off and any agreement to give any security interest);

       "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

       "ENVIRONMENTAL LAW" includes all or any laws, statutes, regulations, treaties, by-laws, codes of practice, orders, notices, demands, decisions of the courts or of any governmental authority or agency or any regulatory body in any jurisdiction relating to Environmental Matters;

       "ENVIRONMENTAL LICENCE" includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

       "ENVIRONMENTAL MATTERS" includes (a) nuisance, noise, defective premises, health and safety at work or elsewhere and (b) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

       "EURIBOR" means in relation to any amount in euros and any period, the offered rate for deposits for such amount and for such period which is:

       (a) the rate of interest for such period which appears on the "Euribor01" page of the Reuters screen (or such other page on the Reuters screen as may customarily be used from time to time to display EURIBOR rates) at or about 11 a.m. (Brussels Time) on the Quotation Date for such period; or

       (b) if the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if no such offered rate appears on the Reuters screen for that period, the rate of interest for such period which appears on page 248 of the Dow Jones Telerate screen (or such other page on the Dow Jones Telerate screen as may customarily be used from time to time to display EURIBOR rates) at or about 11 a.m. (Brussels Time) on the Quotation Date for such period; or

       (c) if the relevant rate of EURIBOR cannot be determined in accordance with paragraphs (a) and (b) above, the rate determined by the Agent to be the arithmetic mean (rounded upwards if necessary to the nearest one sixteenth of one per cent.) of the rates respectively quoted to the Agent by each of the Euro Reference Banks (provided always that at least two Euro Reference Banks shall have given such quotation) at the request of the Agent as such Euro Reference Bank's offered rate for deposits in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period to leading banks in the Euro Zone Interbank Market at or about 11 a.m. (London time) on the Quotation Date for such period;

       "EURO", "EUROS" and "o" mean the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and in respect of all payments to be made under this Agreement in Dollars means immediately available, freely transferable funds;

       "EURO REFERENCE BANKS" means the principal London offices of Deutsche Bank AG, Bank of America and Dresdner Bank AG and/or any other Banks appointed as such pursuant to clause 19.14;

       "EURO UNIT" means the currency unit of the euro;

       "EVENT OF DEFAULT" means any of the events or circumstances described in clause 14.1;

       "FACILITIES" means the Revolving Credit Facility and the Working Capital Facility;

       "FINANCE DOCUMENTS" means this Agreement, the Security Documents, any Transfer Certificates, any Deeds of Borrower Accession and any Deeds of Guarantor Accession and "FINANCE DOCUMENT" means any or a specific one of them;

       "FINANCE PARTIES" means the Agent, the Arrangers, the Security Trustee, the Working Capital Bank and the Banks and "FINANCE PARTY" means any or a specific one of them;

       "GAAP" means generally accepted accounting principles and practices in The United States of America;

       "GRACE PERIOD" has the meaning given to it in clause 7.8;

       "GROUP" means the Original Borrower and its Subsidiaries from time to time;

       "GROUP BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, products, software, services and other devices for use in a communications business, and (iii) evaluating, participating in or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to the activities identified in clause (i) or
       (ii) above;

       "GTS CREDITOR" means any Relevant Person who has, at any relevant time, entered into an Assignment of Shareholder Loans and the Security Trust Deed or a Security Provider's Deed of Accession and, unless such Relevant Person is the Immediate Shareholder, a Subordination Deed;

       "GTS IRELAND" means GTS Carrier Services (Ireland) Limited whose registered no. is 276431 and whose registered office is at 2 Custom House Plaza, Harbourmaster Place, Dublin 1;

       "GTS NETWORK" means GTS Network (Ireland) Limited whose registered no. is 275582 and whose registered office is at 2 Custom House Plaza, Harbourmaster Place, Dublin 1;

       "GTS TRANSATLANTIC" means GTS Transatlantic Limited whose registered no. is 287207 and whose registered office is at 2 Harbourmaster Place, Custom House Dock, Dublin 1;

       "GUARANTEE" means the guarantee of the Guarantors contained in clause 10 and includes each separate or independent stipulation or agreement by the Guarantors contained in clause 10;

       "GUARANTEED LIABILITIES" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantors in clause 10.1;

       "GUARANTORS" means the Original Guarantors and the Belgian Guarantors together with (i) until the last day of the Restriction Period, the Immediate Shareholder and (ii), after its accession pursuant to clause 10.18, any Acceding Guarantor, and "GUARANTOR" means any or a specific one of them;

       "HIGH YIELD SECURITIES" means (i) the o225,000,000 10 1/2% senior notes due 2006 and 10 1/2% senior notes due 2006, series B; (ii) the $200,000,000 10 3/8% senior notes due 2009 and the 10 3/8% senior notes due 2009, series B; (iii) the $265,000,000 11 1/2% senior notes due 2007 and the 11 1/2% senior notes due 2007, series B, (iv) the o275,000,000 11% senior notes due 2009 and 11% senior notes due 2009, series B, and
       (v) the o85,000,000 10 3/8% senior notes due 2006 and the 10 3/8% senior notes due 2006, series B in each case, issued by the Immediate Shareholder;

       "HOLDING COMPANY" in relation to a person, means an entity of which that person is a Subsidiary;

       "IMMEDIATE SHAREHOLDER" means Global TeleSystems Europe B.V. a limited liability company incorporated under the laws of the Netherlands with its business office at Terhulpsesteenweg 6A, 1560 Hoeilaart, Belgium;

       "IMMEDIATE SHAREHOLDER GROUP" means the Immediate Shareholder and its Subsidiaries from time to time;

       "IMMEDIATE SHAREHOLDER PLEDGED ACCOUNT" means the account of the Immediate Shareholder with the Agent which is subject to the terms of the IS Charge over Account;

       "INCAPACITY" means, in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership or other incapacity of that person whatsoever (and in the case of a partnership, includes the termination or change in composition of the partnership);

       "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

       "INFORMATION MEMORANDUM" means the Information Memorandum to be approved by the Original Borrower and distributed by the Arrangers at the request of the Original Borrower in connection with the Facilities;

       "INTELLECTUAL PROPERTY RIGHTS" means any patent, trademark, service mark, registered design, trade name or copyright;

       "INTERCOMPANY LOAN AGREEMENT" means the agreement between the Immediate Shareholder, the Original Borrower and the Security Trustee in the agreed form;

       "IRISH DEBENTURES" means (i) the first ranking Irish Debenture entered into or to be entered into by GTS Ireland (ii) the first ranking Irish Debenture entered into by GTS Network and (iii) the first ranking Irish Debenture entered into by GTS Transatlantic in each case in the agreed form and "IRISH DEBENTURE" means any one of them;

       "IRISH SHARE SECURITIES" means (i) the charge over the shares of GTS Ireland entered into or to be entered into by GTS Network in the agreed form; (ii) the charge over the shares of GTS Network entered into or to be entered into by GTS Transatlantic in the agreed form and (iii) the charge over the shares of GTS Transatlantic entered into or to be entered into by the Original Borrower in the agreed form and "IRISH SHARE SECURITY" means any one of them;

       "IS CHARGE OVER ACCOUNT" means the charge over the Immediate Shareholder's account with the Security Trustee entered into or to be entered into by the Immediate Shareholder in the agreed form;

       "LIBOR" means, in relation to a particular period:

       (a) the rate per annum of the offered quotation for deposits in the relevant currency for a period equal or comparable to such period which appears on Telerate page 3750 or Telerate page 3740 (as appropriate) at or about 11 a.m. London time on the Quotation Date for such period (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates for deposits in such currency); or

       (b) if no such offered quotation appears, the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the London interbank offered rates for deposits of the currency in question for a period equal to such period at or about 11 a.m. London time on the Quotation Date for such period as displayed on the relevant page of the Reuter Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates of leading banks for deposits of that currency); or

       (c) if on such date no such offered rates are so displayed, the arithmetic mean (rounded upwards, if necessary, to four decimal places) of such rates for deposits of that currency respectively quoted to the Agent by each of the LIBOR Reference Banks at the request of the Agent provided that if any of the LIBOR Reference Banks shall be unable or otherwise fail to supply such a quoted rate, "LIBOR" for the relevant Interest Period shall be determined on the basis of the quoted rate or rates supplied by the remaining LIBOR Reference Banks or LIBOR Reference Bank, as the case may be;

       "LIBOR REFERENCE BANKS" means the principal London offices of Deutsche Bank AG, Bank of America and Dresdner Bank AG London Branch and/or any other Banks appointed as such pursuant to clause 19.14;

       "LICENCE SECURITIES" means, after the transfer of licences pursuant to clause 3.6, each pledge over Licences entered into, or to be entered into, from time to time pursuant to clause 12.1.17(c);

       "LICENCES" means those licences or registrations the details of which are set out in schedule 7 and, if applicable, any other national or regional licences of a similar type or registrations of a similar type required under any Telecommunications and Cable Laws by any member of the Group in respect of all or any part of the Group Business then conducted by the Group which generates 5 per cent. (or more) of the revenues of the Group determined by reference to the most recent Quarterly Management Accounts delivered to the Agent under this Agreement, in each case as from time to time amended, varied, restated or replaced or any successor national or regional licence or registration of a similar type to the foregoing granted pursuant to any Telecommunications and Cable Laws, in each case in accordance with clause 12.1.17;

       "MAJORITY BANKS" means at any relevant time such of the Banks and the Working Capital Bank (a) the aggregate of the Dollar Amount of whose Contributions equals at least 66 2/3 per cent. of the Dollar Amount of the Total Outstandings or (b) (if no Advances or Bank Guarantees are outstanding) the aggregate of whose Commitments equals at least 66 2/3 per cent. of the Total Commitments;

       "MARGIN" means the rate per annum calculated in accordance with clause
       6.2;

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the members of the Restricted Group (taken as a whole) to perform all or any of their material obligations under the Finance Documents;

       "MATERIAL SUBSIDIARY" means any Subsidiary of the Original Borrower which is a member of the Restricted Group and (i) which holds any Licences, is a party to any Principal Agreement or holds any share capital of any other Material Subsidiary or (ii) whose assets or revenues or Net Operating Cash Flow is at least five per cent. of the Restricted Group's consolidated assets or consolidated revenues or Consolidated Net Operating Cash Flow, determined by reference to the most recent Quarterly Management Accounts delivered to the Agent under this Agreement;

       "MATURITY DATE" means, in relation to an Advance, the last day of the Term of such Advance, in each case being a date falling on or before the Termination Date and specified as the Maturity Date in the Utilisation Notice relating to such Advance;

       "MONTH" or "MONTHS" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

       "NATIONAL CURRENCY UNIT" means the currency unit (other than a euro unit) of a Participating Member State;

       "NECESSARY AUTHORISATIONS" means all approvals, authorisations and licences (other than the Licences) from, all rights granted by and all filings, registrations and agreements with any government, regulatory or other authority necessary in order to enable the Group to carry on the Group Business then conducted by the Group;

       "NET INCOME" means, in respect of any period, the net income or loss of the relevant person for such period as determined in accordance with GAAP;

       "NET OPERATING CASH FLOW" means, in respect of any period or person, the total of (i) the Net Income of that person for that period plus (ii) any depreciation and amortisation, other non-cash expenses and taxes attributable to that period plus (iii) interest or other charges in respect of Borrowed Money for that period and less (iv) any interest income of such person for such period excluding (x) any extraordinary or exceptional gains or losses of the relevant person for such period and
       (y) foreign currency gains or losses for such period provided that such gains or losses are calculated on the same basis as was used to prepare the consolidated audited financial statements of the Immediate Shareholder Group in respect of the financial year ended 31 December 1999;

       "OBLIGORS" means each Borrower and each Guarantor;

       "OPTIONAL CURRENCY" means any currency previously approved in writing by the Agent, which is freely transferable, freely convertible into Dollars and dealt in on the London Interbank Market;

       "ORIGINAL BORROWER" means Global TeleSystems Holdings Europe B.V. a limited liability company incorporated under the laws of the Netherlands with its business office at Terhulpsesteenweg 6A, 1560 Hoeilaart, Belgium;

       "ORIGINAL GUARANTORS" means the Original Borrower and the Subsidiaries of the Original Borrower whose names, registered addresses and registered numbers are set out in part A of schedule 1;

       "PARTICIPATING MEMBER STATE" means a member state of the European Union that adopted a single currency in accordance with the Treaty;

       "PERMITTED BORROWING" means:

       (a)    any Shareholder Loans;

       (b)    any Capital Leases;

       (c) Borrowed Money incurred under the Finance Documents or with the prior written consent of the Agent acting on the instructions of the Majority Banks;

       (d) Borrowed Money owing to the Original Borrower by any of its wholly owned Subsidiaries in respect of the on-lending of Advances under the Revolving Credit Facility and to the extent that such loan is permitted under clause 12.2.9(iii);

       (e) Borrowed Money under the Rabobank Facilities up to a maximum aggregate amount of o35,000,000;

       (f) Borrowed Money constituted by the guarantee by any member of the Group of the Indebtedness of the Immediate Shareholder or any other member of the Group, provided that such guarantee constitutes a Permitted Guarantee;

       (g) Borrowed Money constituted by the issuance of a letter of credit or guarantee on behalf of a member of the Group by a financial institution or the counter-indemnity of such financial institution by the relevant member of the Group in respect of payments under such letter of credit or guarantee, provided that either (i) the maximum liability under such letter of credit or guarantee does not exceed $500,000; (ii) the issue of such letter of credit or guarantee under the Working Capital Facility would cause the aggregate of the Dollar Amount of the Undrawn Face Amount of all Bank Guarantees and the Dollar Amount of all outstanding WC Advances to exceed $25,000,000 or (iii) such letter of credit is cash collateralised by the relevant member of the Group; and

       (h) Borrowed Money not falling within paragraphs (a) to (g) incurred up to an aggregate principal amount not exceeding $60,000,000 (or its equivalent in any relevant currencies);

       "PERMITTED DISPOSALS" means, subject to the terms of the Security
       Documents:

       (a) disposals agreed in writing by the Agent acting on the instructions of the Majority Banks;

       (b) disposals on bona fide arms length commercial terms in the ordinary course of trading and the liquidation of those Subsidiaries set out in paragraph one of schedule 11;

       (c) disposals of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the Group Business;

       (d) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

       (e) disposals of assets by a member of the Group to another member of the Group or to the Immediate Shareholder and the transfer of those Subsidiaries set out in paragraphs two, five, six and seven of schedule 11; and

       (f) disposals of the backhaul assets to Flag Atlantic Limited (or any of its Subsidiaries) on bona fide arms length commercial terms for a cash consideration not less than the original cost to the Group;

       "PERMITTED ENCUMBRANCES" means:

       (a) Encumbrances arising by operation of law in the ordinary course of trading;

       (b) Encumbrances arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant person in the ordinary course of its trading;

       (c) Encumbrances in cash of up to o35,000,000 created in respect of the Rabobank Facilities envisaged at the date hereof;

       (d) any lien arising by operation of law in favour of any taxation authority in respect of any Taxes which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Group in accordance with GAAP;

       (e)    Encumbrances arising out of Capital Leases;

       (f) cash collateral securing solely the counter-indemnity liability of the relevant member of the Group in respect of any guarantee or letter of credit referred to in paragraph (g) of the definition of Permitted Borrowings;

       (g) any other Encumbrances created or outstanding with the prior written consent of the Agent acting on the instructions of the Majority Banks; and

       (h) any rights of set-off arising by virtue of any member of the Group being provided with clearing or overdraft facilities provided that the aggregate gross debit balance of the Group shall not exceed $20,000,000;

       "PERMITTED GUARANTEES" means:

       (a)    guarantees or indemnities arising under the Finance Documents;

       (b) guarantees or indemnities agreed in writing by the Agent acting on the instructions of the Majority Banks; and

       (c) unsecured guarantees given by the Guarantors ranking pari passu with the Guarantee and guaranteeing Borrowed Money falling within paragraph (h) of the definition of "PERMITTED BORROWINGS";

       (d) guarantees in existence as at the date of this Agreement in respect of the Rabobank Facilities (subject to the limit referred to in paragraph (e) of the definition of "PERMITTED BORROWINGS");

       (e) guarantees in respect of Indebtedness incurred by a member of the Group in respect of the obligations of another member of the Group; and

       (f) guarantees by members of the Group in respect of the Indebtedness of the Immediate Shareholder in respect of the senior notes referred to in paragraph (iii) of the definition of "HIGH YIELD SECURITIES";

       "PERMITTED PAYMENTS" means any payment or transfer of assets, subject to the terms of the Security Documents and the Intercompany Loan Agreement, by a member of the Group to the Immediate Shareholder provided that in the case of a payment of cash such payment is made by crediting the same to the Immediate Shareholder Pledged Account;

       "PLEDGE OVER GROUP ACCOUNTS" means the Dutch Pledge of Accounts and such other pledge over Charged Accounts (including the charge pursuant to each Irish Debenture) entered into, or to be entered into, by any member of the Group from time to time pursuant to clause 12.1.22;

       "PLEDGE OF INTERCOMPANY RECEIVABLES" means the Dutch Pledge of Intercompany Receivables and such other pledges or assignments of present and future claims in respect of intercompany receivables (including the charge pursuant to each Irish Debenture) entered into, or to be entered into, by any member of the Group from time to time pursuant to clause 12.1.22;

       "PLEDGE OF THIRD PARTY RECEIVABLES" means any pledge of third party receivables (including the charge pursuant to each Irish Debenture) entered into, or to be entered by any Obligor from time to time pursuant to clause 12.1.22;

       "PPE SECURITIES" means each Irish Debenture and such other pledges/charges over plant, property and equipment (other than fibre leases), owned by any Obligors as may be executed in favour of the Security Trustee from time to time pursuant to clause 12.1.22;

       "PRINCIPAL AGREEMENTS" means (i) any fibre lease agreement or capacity contract, in either case, accounted for as a capital lease in accordance with GAAP (each a "FIBRE/CAPACITY AGREEMENT") entered into by any member of the Restricted Group or, to the extent it relates to the Group Business, the Immediate Shareholder that had a net book value of 2 1/2% or more of the net book value of tHE Fibre/Capacity Agreements of the Restricted Group as of the last day of each Quarterly Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement and (ii) each Fibre/Capacity Agreement entered into by any member of the Restricted Group and a lessor or, to the extent that it relates to the Group Business, the Immediate Shareholder and the same lessor, where the net book value of the fibre lease or capacity which is the subject of such Fibre/Capacity Agreement when aggregated with the net book value of any fibre lease or capacity which is the subject of any other Fibre/Capacity Agreement between any member of the Restricted Group and that same lessor or the Immediate Shareholder and that same lessor had a net book value of 5% or more of the net book value of the Fibre/Capacity Agreements of the Restricted Group as of the last day of the most recently ended Quarterly Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement;

       "PRO-FORMA SENIOR DEBT SERVICE" means the aggregate of (i) the total amount of interest and any other commission, fees and charges (other than expenses and any one-off fees paid otherwise than in lieu of interest or discount) paid in respect of the Senior Debt (excluding any change in deferred revenues) in respect of the Twelve Month Period ending on the date on which the relevant calculation under this Agreement falls to be made and (ii) the principal amount of any scheduled repayment of Senior Debt (including any payments required as a result of scheduled reductions in availability of any revolving credit facilities) to be made during the Twelve Month Period immediately following the date on which the relevant calculation under this Agreement falls to be made;

       "QUALIFYING BANK" means a person, being a bank or financial institution (whether incorporated in the United Kingdom or elsewhere), which is eligible to have payments made to it by any Borrower under this Agreement without any deduction or withholding in respect of Taxes either (a) by virtue of a double taxation treaty (assuming for this purpose only that a direction or consent such as is referred to in clause 9.8 has been given) or (b) by virtue of the fact that no such deduction or withholding is imposed in the jurisdiction to which the relevant Borrower is subject;

       "QUARTER DAY" means 31 March, 30 June, 30 September and 31 December in any year;

       "QUARTERLY MANAGEMENT ACCOUNTS" means the quarterly management accounts of each of the Immediate Shareholder Group, the Group and the Restricted Group to be delivered (or which may be delivered) to the Agent pursuant to clause 12.1.7 substantially in the form set out in schedule 10 or containing information of the same type as is required by such form;

       "QUARTERLY PERIOD" means each period comprising three calendar months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

       "QUOTATION DATE" means, in relation to a Term or other period for which EURIBOR or LIBOR is to be determined, in the case of a determination of EURIBOR, the second Banking Day before the first day of such period and, in the case of a determination of LIBOR, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that Term or other period;

       "RABOBANK FACILITIES" means the credit facilities made or to be made available by Rabobank International to GTS Network and other members of the Group of up to ?35,000,000 pursuant to an agreement dated or to be dated on or about the date hereof;

       "RC ADVANCE" means an advance made under the Revolving Credit Facility;

       "REDUCTION DATE" means the first and last days of the Reduction Period and each day during the Reduction Period falling three calendar months after the first day of the Reduction Period;

       "REDUCTION PERIOD" means the period starting three calendar months after the date falling four years after the date of this Agreement and ending on the Termination Date;

       "REFERENCE BANKS" means the LIBOR Reference Banks and/or the EURO Reference Banks, as the context may require;

       "RELEVANT JURISDICTION" means each jurisdiction in which a member of the Group is incorporated or formed or in which such member of the Group has its principal place of business or owns any material assets;

       "RELEVANT PERSON" means the Ultimate Shareholder, the Immediate Shareholder and any company (not being a Subsidiary of the Original Borrower) which is a Subsidiary of, or an Associated Company of the Ultimate Shareholder or the Immediate Shareholder or any Holding Company of the Ultimate Shareholder or the Immediate Shareholder or any Associated Company of any such Holding Company;

       "RESTRICTED ACQUISITION" means each acquisition by a member of the Group described in clause 12.2.8;

       "RESTRICTED GROUP" means the Original Borrower, the Subsidiaries of the Original Borrower whose names, registered addresses and registered numbers are set out in part B of Schedule 1, together with such other members of the Group who are designated members of the Restricted Group by the Original Borrower by notice in writing to the Agent in accordance with clause 3.7;

       "RESTRICTED PAYMENT" means (a) any direct or indirect distribution, dividend or other payment (whether in cash, property, securities or otherwise) by any member of the Group (including, without limitation, any payment on account of the share capital of such member of the Group or capital stock or other securities of such member of the Group) or any interest thereon, (b) any transfer of assets by any member of the Group and (c) any payment (whether in cash, property, securities or otherwise) of principal of, or interest on, or redemption of Shareholder Loans, in each case to any Relevant Person;

       "RESTRICTION PERIOD" means the period starting from the date hereof and ending on the day that all the conditions set out in clause 3.6 are fulfilled to the satisfaction of the Agent;

       "REVOLVING CREDIT FACILITY" means the revolving credit facility of up to $525,000,000 granted to the Borrowers by the Banks pursuant to clause 2.1;

       "SECURITY DOCUMENTS" means the Intercompany Loan Agreement, the IS Charge over Account, each Subordination Deed, the Share Securities, each Pledge of Intercompany Receivables, each Pledge of Third Party Receivables, each Pledge over Group Accounts, the PPE Securities, the Licence Securities, the Assignment of Insurances, the Security Trust Deed, any Security Provider's Deed of Accession, each Assignment of Shareholder Loans and all other mortgages, charges, pledges, guarantees, indemnities and other instruments from time to time entered into in favour of any Finance Party by way of guarantee or other assurance of and/or security for amounts owed to any of the Finance Parties under or in connection with the Finance Documents;

       "SECURITY PROVIDER'S DEED OF ACCESSION" has the meaning ascribed thereto in the Security Trust Deed;

       "SECURITY TRUST DEED" means the security trust deed entered into, or to be entered into by the Finance Parties, each GTS Creditor and each Obligor in the agreed form;

       "SECURITY TRUSTEE" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London, EC2N 2DB;

       "SENIOR DEBT" means the principal amount of all Borrowed Money of the Group (excluding Shareholder Loans) plus the long term portion of all deferred revenues of the Group (as determined in accordance with GAAP) minus all cash balances of the Group and excluding any guarantees or letters of credit constituting Permitted Borrowing to the extent that the same are cash collateralised;

       "SENIOR DEBT INTEREST CHARGES" means, in relation to any period, the total amount of all interest, fees and commissions accruing in respect of the Senior Debt (excluding any guarantees or letters of credit constituting Permitted Borrowing to the extent the same are cash collateralised) during such period (having taken into account the effect of any relevant hedging arrangements) and including, for the avoidance of doubt, the interest element of any payments under Capital Leases;

       "SERVED CITIES" means Amsterdam, Antwerp, Barcelona, Berlin, Bordeaux, Brussels, Copenhagen, Dresden, Dusseldorf, Frankfurt, Geneva, Hamburg, Hanover, London, Lyon, Madrid, Marseilles, Milan, Munich, Paris, Rotterdam, Stuttgart, Vienna and Zurich;

       "SIX MONTH PERIOD" means each period of two consecutive Quarterly Periods ending on a Quarter Day;

       "SHAREHOLDER CONTRIBUTIONS" means the aggregate principal amount of (a) all Shareholder Loans and (b) the equity share capital (including share premium) of the Original Borrower which has been paid up in cash by the Immediate Shareholder;

       "SHAREHOLDER LOANS" means any Borrowed Money owed by the Original Borrower to any GTS Creditor provided that, if such GTS Creditor is the Immediate Shareholder, such Borrowed Money is subject to the terms of the Intercompany Loan Agreement;

       "SHAREHOLDERS" means the Immediate Shareholder and the Ultimate Shareholder;

       "SHARE SECURITIES" means the Dutch Share Security, the Belgian Share Securities, the Danish Share Securities, the Irish Share Securities and such other pledges/charges over shares of any of the Obligors as may be executed in favour of the Security Trustee from time to time pursuant to clause 10.18;

       "STERLING" and "(L.)" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling means immediately available, freely transferable cleared funds;

       "SUBORDINATION DEED" means a deed of subordination to be entered into between any Relevant Person and the Security Trustee pursuant to the terms of this Agreement substantially in such form as may be agreed by the Security Trustee having regard to the applicable laws relating to the subordination of debt in the jurisdiction in which the relevant loan is payable;

       "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise or the right to receive more than 50 per cent. of any distribution (of whatever nature) made in respect of the share capital or other ownership interests of such company or entity;

       "TARGET DAY" means a day on which the Trans-European Automated Realtime Gross Settlement Express Transfer System (TARGET) is operating;

       "TAX ON OVERALL NET INCOME" of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by any jurisdiction on:

       (i)    the net income profits or gains of that person worldwide; or

       (ii) such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office is located;

       "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

       "TELECOMMUNICATIONS AND CABLE LAWS" means all laws, statutes, regulations and judgments relating to the business of transmitting or providing services related to the transmission of, voice, video or data through owned or leased transmission facilities applicable to any member of the Group and/or the business of transmitting or providing services related to the transmission of, voice, video or data through owned or leased transmission facilities carried on by any member of the Group in any Relevant Jurisdiction;

       "TERM" means, in relation to an Advance, the period for which that Advance is, or is to be, outstanding, as specified in the Utilisation Notice for such an Advance in accordance with clause 4.3;

       "TERMINATION DATE" means the date ending eight years from the date of this Agreement;

       "TOTAL COMMITMENTS" means at any relevant time the total of the Commitments of all the Banks and the Working Capital Bank at such time;

       "TOTAL DEBT" means the principal amount of all Borrowed Money of the Immediate Shareholder Group plus the long term portion of all deferred revenues of the Immediate Shareholder Group (as determined in accordance with GAAP) minus all cash balances of the Immediate Shareholder Group and excluding, without duplication, any guarantees or letters of credit constituting Permitted Borrowings to the extent that the same are cash collateralised;

       "TOTAL DEBT INTEREST CHARGES" means, in relation to any period, the total amount of all interest, fees and commissions accruing in respect of Total Debt (excluding, without duplication, any guarantees or letters of credit constituting Permitted Borrowings to the extent that the same are cash collateralised) during such period (having taken into account the effect of any relevant interest rate hedging arrangements) and including, for the avoidance of doubt, the interest element of any payments under Capital Leases;

       "TOTAL OUTSTANDINGS" means the aggregate principal amount of all Utilisations;

       "TRANSFER CERTIFICATE" means a certificate substantially in the terms of schedule 5;

       "TRANSFER AGREEMENTS" means (i) the agreement for the transfer of equipment, lease of transmission capacity and assignment of fibre lease obligations in all Relevant Jurisdictions other than France dated 30 September 1997 made between (1) Hermes Europe Railtel B.V. (now known as Global TeleSystems Europe B.V.) and (2) Hermes Europe Railtel (Network) Limited (now known as GTS Network (Ireland) Limited) and (ii) the agreement for the transfer of equipment, lease of transmission capacity and assignment of future lease obligations in France dated 30 September 1997 made between (1) Hermes Europe Railtel B.V. (now known as Global TeleSystems Europe B.V.) and (2) Hermes Europe Railtel (Network) Limited (now known as GTS Network (Ireland) Limited);

       "TRANSFEREE" has the meaning given to it in clause 18.3;

       "TREATY" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

       "TWELVE MONTH PERIOD" means each period of 12 months ending on a Quarter Day;

       "ULTIMATE SHAREHOLDER" means Global TeleSystems Inc., a Delaware corporation with its principal office at 4121 Wilson Boulevard, Arlington, Virginia 22203, U.S.A.;

       "UNDRAWN FACE AMOUNT" means, in relation to a Bank Guarantee, at any time, the maximum principal amount that may be or become payable to the beneficiaries thereunder at that time;

       "UNRESTRICTED GROUP" means all the Subsidiaries of the Original Borrower which are not members of the Restricted Group;

       "UNRESTRICTED GROUP BUSINESS" means the business of (i) providing telecommunications services to customers, including multimedia services, Internet services, toll free services, calling card services and switched data services, (ii) constructing, creating, developing and marketing intracity fibre networks ("City Enterprise Networks"), telehouses, Internet protocol exchange points, data and Web-hosting centres and similar facilities and (iii) evaluating, participating in or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to the activities identified in clauses (i) or (ii) above, provided that no more than 25% of the annual revenues of the Unrestricted Group may be derived from the provision of long-haul, international managed bandwidth telecommunications services to telecommunications carriers, internet service providers and other bandwidth intensive customers;

       "UTILISATION" means a borrowing by any Borrower of an Advance or the issuing of a Bank Guarantee by the Working Capital Bank;

       "UTILISATION DATE" means:

       (a) in the case of a Utilisation by means of an Advance, the date on which the relevant Advance is, or is to be, made; and

       (b) in the case of a Utilisation by means of a Bank Guarantee the date on which the relevant Bank Guarantee is, or is to be, issued,

       in each case being a Banking Day falling within the Availability Period;

       "UTILISATION NOTICE" means (a) in the case of a Utilisation by means of a RC Advance, a notice in the form or substantially in the form of part A of schedule 2, (b) in the case of a Utilisation by means of a Bank Guarantee, a notice in the form or substantially in the form of part B of schedule 2, and (c) in the case of a Utilisation by means of a WC Advance a notice in the form or substantially in the form of part C of schedule 2;

       "WC ADVANCE" means an advance made under the Working Capital Facility;

       "WORKING CAPITAL BANK" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London EC2N 2DB as issuer of Bank Guarantees and lender of WC Advances under the Working Capital Facility; and

       "WORKING CAPITAL FACILITY" means the working capital facility of up to a maximum principal amount of $25,000,000 (or its equivalent in Optional Currencies) made available to the Borrowers by the Working Capital Bank pursuant to clause 2.1.

1.3    HEADINGS

       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4    CONSTRUCTION OF CERTAIN TERMS

       In this Agreement, unless the context otherwise requires:

       (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules and references in any schedule to paragraphs are to paragraphs of that schedule;

       (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent, all of the Banks or the Majority Banks (as the case may be);

       (c) references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

       (d) words importing the plural shall include the singular and vice versa;

       (e)    references to a time of day are to London time;

       (f) references to a "PERSON" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof and that person's successors in title;

       (g) references to "ASSETS" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

       (h) references to a "GUARANTEE" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "GUARANTEED" shall be construed accordingly;

       (i) references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which would be required to purchase the specified currency amount in the London foreign exchange market at the Agent's spot rate of exchange at or about 11 a.m. on the second Banking Day before the day on which the calculation falls to be made;

       (j) references to the "AGREED FORM" means, in relation to any document, the form of such document as shall be agreed between the Original Borrower and the Agent (or the Security Trustee, as the case may be for and on behalf of all of the Banks); and

       (k) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5    MAJORITY BANKS

       Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have been given prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Obligors and the Banks), once informed by the Agent that such opinion, consent, request or instructions have been given, the Obligors shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

2      THE FACILITIES

2.1    AMOUNTS

       Upon and subject to the terms of this Agreement and in reliance on each of the representations and warranties in clause 11, for the purposes set out in clause 1.1:

       (a) the Banks agree to make available to the Borrowers a revolving credit facility in the principal sum of up to $525,000,000 (or its equivalent in Optional Currencies) or, during the Restriction Period, $275,000,000 (or its equivalent in Optional Currencies); and

       (b) the Working Capital Bank agrees to make available to the Borrowers a working capital facility in the principal sum of up to $25,000,000 (or its equivalent in Optional Currencies).

       The obligation of each Bank under this Agreement shall be to contribute to that proportion of each Advance which, as at the Utilisation Date of such Advance, its Commitment in relation to the Revolving Credit Facility bears to the aggregate of the Commitments in relation to the Revolving Credit Facility of all the Banks. The obligation of the Working Capital Bank to issue Bank Guarantees and to lend WC Advances is as set out in clause 5.

2.2    OBLIGATIONS SEVERAL

       The obligations of each Bank and the Working Capital Bank under this Agreement are several; the failure of any Bank or the Working Capital Bank to perform such obligations shall not relieve any other Finance Party of any of their respective obligations or liabilities under this Agreement nor shall the Agent, the Security Trustee or the Arrangers be responsible for the obligations of any Bank or the Working Capital Bank (except for its own obligations, if any, as a Bank or the Working Capital
       Bank) nor shall any Bank or the Working Capital Bank (as the case may be) be responsible for the obligations of any other Bank or the Working Capital Bank (as the case may be) under this Agreement.

2.3    INTERESTS SEVERAL

       Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Finance Parties are several and the amount due to the Agent (for its own account), to each Arranger, the Security Trustee, the Working Capital Bank and to each Bank is a separate and independent debt. Each Finance Party shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

3      CONDITIONS

3.1    DOCUMENTS AND EVIDENCE

       The obligation of each Bank to make its Commitment available under the Revolving Credit Facility or for the Working Capital Bank to make its Commitment available under the Working Capital Facility shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than the Banking Day on which the Utilisation Notice in respect of the first Utilisation is given, the documents and evidence specified in part A of Schedule 3 in form and substance satisfactory to the Agent.

3.2    GENERAL CONDITIONS PRECEDENT

       The obligation of each Bank to contribute to or participate in any RC Advance and of the Working Capital Bank to lend any WC Advance or to issue or extend the maturity of any Bank

       Guarantee is subject to the further conditions that at the date of the relevant Utilisation Notice or request and on the relevant Utilisation Date or date of extension (as applicable) no guarantee referred to in paragraph (f) of the definition of Permitted Guarantees has been entered into and:

       (a) the representations and warranties set out in clause 11.1 (adjusted in accordance with clause 11.3) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date;

       (b) no Default shall have occurred and be continuing or would result from such Utilisation.

       However in the case of an RC Advance which would not, if drawn, cause the aggregate Dollar Amount of Advances to exceed the aggregate Dollar Amount of RC Advances outstanding immediately prior to the making of that RC Advance (after taking account of any RC Advance due to be made or repaid on the Utilisation Date of such RC Advance) clause 3.2 shall not apply.

       Nothing in this clause 3.2 shall be construed as constituting a waiver of any right of the Banks and/or the Working Capital Bank (including, without limitation, their rights under clause 14.2) arising from any Event of Default which shall have occurred and be outstanding at the time of the relevant Utilisation.

3.3    WAIVER OF CONDITIONS PRECEDENT

       The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and the Working Capital Bank and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of all of the Banks and the Working Capital Bank in respect of the first Utilisation and on the instructions of the Majority Banks with respect to any other Utilisation without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Utilisation.

3.4    NOTIFICATION

       The Agent shall notify the Banks and the Working Capital Bank and the Original Borrower promptly after receipt by it of the documents and evidence referred to in clause 3.1 in form and substance satisfactory to the Agent.

3.5    ACCEDING BORROWERS

3.5.1 The Original Borrower may request that any of its direct wholly owned Material Subsidiaries who is a member of the Restricted Group becomes an Acceding Borrower, by delivering to the Agent a Deed of Borrower Accession duly executed by the Original Borrower and such Subsidiary, together with the documents and evidence listed in part B of schedule 3 applicable to such Subsidiary and the Original Borrower.

3.5.2 Delivery of a Deed of Borrower Accession, duly executed by the Original Borrower and the Acceding Borrower, constitutes confirmation by that Acceding Borrower and the Original Borrower that the representations and warranties set out in clause 11.1 and to be made by them on the date of the Deed of Borrower Accession in accordance with clause 11.4 are correct, as if made with reference to the facts and circumstances then existing.

3.5.3 A Subsidiary of the Original Borrower shall become an Acceding Borrower and assume all the rights, benefits and obligations of a Borrower on the date on which the Agent notifies the Original Borrower that:

       (a) the Majority Banks have accepted the Original Borrower's request in respect of such Subsidiary;

       (b) it has received a Deed of Borrower Accession duly executed by the Original Borrower and the Acceding Borrower, together with documents and evidence listed in part B of schedule 3 applicable to such Acceding Borrower and the Original Borrower in form and substance satisfactory to the Agent; and

       (c) such Subsidiary is a Guarantor or has become a Guarantor in accordance with clause 10.18.

3.5.4 Each Finance Party irrevocably authorises the Agent to countersign each Deed of Borrower Accession on its behalf without any further consent of, or consultation with, any of the Finance Parties.

3.6    CONDITIONS SUBSEQUENT

3.6.1 The Original Borrower will procure that all Licences granted to or which are in the name of the Immediate Shareholder are transferred to and/or replacements are issued to the Original Borrower or any other member of the Restricted Group which is an Obligor on terms that are not materially less beneficial to the Group no later than the date falling 6 months or, in the case of any such Licences in the United Kingdom or France, 9 months, after the date of this Agreement.

3.6.2 The Original Borrower will use all reasonable endeavours to procure that all material Necessary Authorisations granted to or which are in the name of the Immediate Shareholder are transferred to and/or replacements are issued to the Original Borrower or any other member of the Restricted Group which is an Obligor on terms that are not materially less beneficial to the Group and in any event shall procure that in relation to the Served Cities at least two entry or exit network routes, or, if as at the date of this Agreement the Immediate Shareholder Group has only one such entry or exit network route, one entry or exit route, are transferred to and/or replacements are issued to the Original Borrower or any other member of the Restricted Group which is an Obligor on terms that are not materially less beneficial to the Group no later than the date falling 6 months or, in the case of any such Necessary Authorisations in the United Kingdom or France, 9 months, after the date of this Agreement; provided, however, that subject to the requirement as to a minimum number of entry and exit routes in Served Cities, in the case of any Necessary Authorisations which are not currently used by the Group such un-used Necessary Authorisations shall be transferred to, and or replacements issued to an Obligor on terms that are not materially less beneficial to the Group, by the later of (i) 3 months after they first become used or (ii) 6 months, or in France or the United Kingdom, 9 months after the date of this Agreement and provided further that this clause 3.6.2 shall not apply to the Necessary Authorisations referred to in schedule 12.

3.7    NEW MEMBERS OF THE RESTRICTED GROUP

       The Original Borrower may by notice in writing to the Agent designate that any of its Subsidiaries becomes a member of the Restricted Group with effect from the next Quarter Day, provided that, taking into account the Consolidated Net Operating Cash Flow of such Subsidiary and its Subsidiaries for the Six Month Period ending on such Quarter Day the Original Borrower is in compliance with the undertakings set out in clause 13.1 on such Quarter Day.

4      UTILISATIONS

4.1    MAXIMUM OUTSTANDINGS

4.1.1 No Utilisations shall be made if, on the date of such Utilisation, the aggregate Dollar Amount of the Total Outstandings would exceed $550,000,000 or, at any time during the Restriction Period, $275,000,000 or either of the limits set out in clause 2.1 would be breached (in any such case, as such limit in respect of the amount available under the Facilities is from time to time reduced in accordance with clause 7.2 or clause 7.4).

4.1.2 No Utilisations shall be made if the Utilisation Date falls within the period set out in column (1) below and the ratio of Senior Debt on such day (including the Dollar Amount of any proposed Utilisation to be made on such day) to Annualised Consolidated Net Operating Cash Flow (determined by reference to the most recently ended Six Month Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement) exceeds the ratio set out against the period in column (2) below in which the relevant Utilisation Date falls:

                                    (1)                                                             (2)
                                QUARTER DAY                                                        RATIO
                                -----------                                                 -------------------
        from the date of this Agreement to (and including) 30 June 2002                            6.0:1
        from (and including) 1 July 2002 to (and including) 30 June 2003                           5.0:1
        from (and including) 1 July 2003 to (and including) 30 June 2004                           4.0:1
        from (and including) 1 July 2004 and thereafter                                            3.0:1


4.1.3 Notwithstanding clause 4.1.2, no Utilisation may be made in relation to any Restricted Acquisition unless (including such Utilisation) such Restricted Acquisition is permitted by clause 12.2.8.

4.2    RC ADVANCES

       Subject to the terms and conditions of this Agreement, an RC Advance shall be made following receipt by the Agent from a Borrower of a duly completed Utilisation Notice not later than 10 a.m. on the third Banking Day before the proposed Utilisation Date. A Utilisation Notice in respect of an RC Advance shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 6.6.1, be irrevocable. No Utilisation Notice in respect of a RC Advance may be given in respect of an amount which is the subject of a notice of cancellation under clause 7.4.

4.3    AMOUNT AND TERM OF RC ADVANCES

4.3.1 Each RC Advance shall be of a Dollar Amount which is a minimum of $5,000,000 and, in the case of RC Advances denominated in Dollars, an integral multiple of $1,000,000 or the balance of the Commitments of the Banks in respect of the Revolving Credit Facility.

4.3.2  Each RC Advance shall be denominated in one currency only.

4.3.3 Each RC Advance shall have a Term of one, two, three or six months (or, with the prior agreement of all of the Banks, such other period as the relevant Borrower may request) ending on or before the Termination Date.

4.3.4  Not more than 15 RC Advances may be outstanding at any one time.

4.4    SELECTION OF CURRENCIES IN RESPECT OF RC ADVANCES

       Subject to the provisions of clause 4.5, each RC Advance shall be made in Dollars or an Optional Currency as requested by the relevant Borrower in the relevant Utilisation Notice.

4.5    LIMIT ON CURRENCIES; NON-AVAILABILITY

       An RC Advance may not be made in or remain outstanding in an Optional Currency (other than Sterling or Dollars) if (a) any Bank determines that deposits of such Optional Currency are not readily available to such Bank in an amount comparable with such Bank's participation in the relevant RC Advance and so notifies the Agent not later than 3 p.m. on the third Banking Day before the proposed Utilisation Date or (b) the Agent determines after consultation with the relevant Reference Banks (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the Utilisation Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant RC Advance to be made in that Optional Currency. Accordingly, in the event the circumstances set out in (a) or (b) above arise, the Agent shall notify the relevant Borrower that an RC Advance shall be made in Dollars.

4.6    CURRENCY AMOUNTS IN RESPECT OF RC ADVANCES

       If an RC Advance is to be made in an Optional Currency, the Banks shall, subject to clause 3, advance to the relevant Borrower on the relevant Utilisation Date, the amount of such Optional Currency specified in the relevant Utilisation Notice. The Dollar Amount of such RC Advance shall be the amount in Dollars (as determined by the Agent) which would be required to purchase the amount of such Optional Currency in the London Foreign Exchange Market at the Agent's spot rate of exchange for the purchase of such Optional Currency with Dollars at or about 11 a.m. on the second Banking Day before the relevant Utilisation Date. If an RC Advance is to be made in Dollars, the Banks shall, subject to clause 3.2, advance to the Borrower on the relevant Utilisation Date the Dollar Amount of such RC Advance.

4.7    NOTIFICATION TO BANKS

       As soon as practicable after receipt of a Utilisation Notice in respect of a RC Advance complying with the terms of this Agreement, the Agent shall notify each Bank and, subject to clause 3, each of the Banks shall on the Utilisation Date, make available to the Agent its portion of the principal amount of the relevant RC Advance in accordance with clause 9.2.

4.8    APPLICATION OF PROCEEDS

       Without prejudice to the Obligors' obligations under clause 12.1.3, none of the Finance Parties shall have any responsibility for the application of the proceeds of or the purpose of any Utilisation by any Borrower.

5      THE WORKING CAPITAL FACILITY

5.1    RECEIPT OF UTILISATION NOTICES

       Subject to the terms and conditions of this Agreement, a Bank Guarantee shall be issued following receipt by the Agent from a Borrower of a duly completed Utilisation Notice not later than 10 a.m. on the third Banking Day before the proposed Utilisation Date. A Utilisation Notice in respect of a Bank Guarantee or a WC Advance made shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 6.6.1 be irrevocable. No Utilisation Notice in respect of a Bank Guarantee or a WC Advance made may be given in respect of an amount which is the subject of a cancellation notice under clause 7.4.

5.2    COMPLETION OF UTILISATION NOTICES

       A Utilisation Notice in respect of a Bank Guarantee will not be regarded as having been duly completed unless:

5.2.1  the Utilisation Date is a Banking Day falling in the Availability Period;

5.2.2 the form and substance of the relevant Bank Guarantee is in a form previously approved by the Working Capital Bank;

5.2.3  the Bank Guarantee is denominated in one currency only.

5.2.4 subject to clause 7.2, the proposed tenor of the Bank Guarantee has an expiry date ending at least 10 Banking Days before the Termination Date;

5.2.5 the Utilisation Notice is accompanied by a copy of the form of the documentation or other instrument evidencing the obligation of the relevant Borrower which will be the subject of the Bank Guarantee and such documentation or other instrument is acceptable to the Working Capital Bank;

5.2.6 there is a maximum amount to the stated liability of the Working Capital Bank under the Bank Guarantee; and

5.2.7 the Dollar Amount of the Bank Guarantee is a minimum of $500,000 or the balance of the unutilised Commitment of the Working Capital Bank in respect of the Working Capital Facility or such other amount as the Agent (acting on the instructions of the Working Capital Bank) may agree.

       Each Utilisation Notice must specify one kind of Bank Guarantee only, but the Borrowers may, subject to the other terms of this Agreement, deliver more than one Utilisation Notice on any one day. Unless otherwise agreed by the Agent, no more than twenty five Bank Guarantees may be outstanding at any time.

5.3    NOTIFICATION TO WORKING CAPITAL BANK

       As soon as practicable after receipt of a Utilisation Notice in respect of a Bank Guarantee complying with the terms of this Agreement, the Agent shall notify the Working Capital Bank and, subject to clause 3, the Working Capital Bank shall issue the Bank Guarantee on the Utilisation Date.

5.4    NOTIFICATION OF THE BORROWERS

       The Working Capital Bank shall promptly notify the relevant Borrower through the Agent if any demand or drawing is made under a Bank Guarantee (as the case may be) and provide the relevant Borrower with copies of all demands and other supporting documents submitted pursuant to the terms of the relevant Bank Guarantee but any failure to notify the relevant Borrower promptly shall not affect such Borrower's obligations under the counter-indemnity set out in clause 5.6.

5.5    EXTENSION OR RENEWAL OF BANK GUARANTEES

       Subject to the terms of this Agreement, if any Borrower so requests (through the Agent), the Working Capital Bank will extend the maturity of any Bank Guarantee or will issue a new Bank Guarantee in substitution for an existing Bank Guarantee on any Banking Day provided that the Working Capital Bank shall not be so obliged unless:

5.5.1  the relevant conditions set out in clause 3 have been satisfied;

5.5.2 such Borrower has given the Agent at least two Banking Days (or such shorter period as the Agent may agree) prior written notice of the request;

5.5.3 such Borrower has given details of the reason for such extension or substitution to the Agent and such reasons are acceptable to the Working Capital Bank;

5.5.4 (in the case of a new Bank Guarantee), the Dollar Amount of the new Bank Guarantee is equal to or less than the Dollar Amount of the existing Bank Guarantee which it is to replace and the existing Bank Guarantee is cancelled and returned to the Agent prior to or contemporaneously with the issuing of the new Bank Guarantee; and

5.5.5  the provisions of clauses 5.2.1 to 5.2.7 (inclusive) are satisfied.

5.6    COUNTER INDEMNITY

5.6.1  Each Borrower irrevocably:

       (a) authorises and directs the Working Capital Bank to pay any demand that appears on its face to be validly made under and in accordance with the terms of each Bank Guarantee without requiring proof of the agreement of the relevant Borrower or any other person that the amounts so demanded or paid are or were due and notwithstanding that the relevant Borrower may dispute the validity of any such request, demand or payment;

       (b) confirms that the Working Capital Bank deals in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set-off, counterclaim or defence as between the relevant Borrower and the beneficiary of the Bank Guarantee unless expressly required to be so by the terms of the relevant Bank Guarantee; and

       (c)    agrees that the Working Capital Bank need not have regard to:

              (i) the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection therewith; or

              (ii) any Incapacity of or limitation upon the powers of any person signing or issuing such demand, certificate or statement which appears on its face to be in order; and

              agrees that the Working Capital Bank shall not be obliged to enquire as to any such matters and may assume that any such demand, certificate or statement which appears on its face to be in order is correct and properly made.

5.6.2 Each relevant Borrower agrees to reimburse the Working Capital Bank forthwith on demand all moneys whatsoever paid by the Working Capital Bank in accordance with clause 5.6.1 together with interest from (and including) the time of such payment by the Working Capital Bank to (but excluding) the date of reimbursement at the rate specified in clause 6.3.

5.6.3 In addition to each Borrower's obligations pursuant to clause 5.6.2 and only to the extent not included in amounts due under clause 5.6.2, each Borrower will indemnify and keep the Working Capital Bank indemnified from and against all liabilities, losses, damages, claims, costs, demands and actions which the Working Capital Bank may suffer or incur directly or indirectly from any third parties by reason of or as a result of the issue, amendment or extension of each Bank Guarantee issued at its request or its performance of the obligations expressed to be assumed by it under this Agreement in relation to the issue of such Bank Guarantees.

5.7    RIGHTS OF CONTRIBUTION AND SUBROGATION OF THE BORROWERS

5.7.1 No Borrower shall, by virtue of any payment made by it under or in connection with or referable to this clause 5 or otherwise, be entitled to make any claim in the name of a Finance Party against a beneficiary or be subrogated to any rights, security or moneys held or received by a Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against a Finance Party. All rights of contribution or similar rights arising in respect of any amount due under or in connection with the Finance Documents are hereby waived by the Obligors.

5.8    WAIVER OF DEFENCE OF THE BORROWERS

5.8.1 Each Borrower agrees that its obligations under this clause 5 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate it from its obligations hereunder in whole or in part including, without limitation, and whether or not known to it:

       (a) any time or waiver granted to or composition with a Finance Party, any beneficiary of any Bank Guarantee or any other person;

       (b) any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party or other person or arising under a Bank Guarantee; and

       (c) any variation or extension of or increase in liabilities under a Bank Guarantee so that references in this Agreement to a Bank Guarantee shall include each such increase, extension and variation provided that no Borrower shall be liable for any amounts arising by reason of any variations or extension of or increase in liabilities under a Bank Guarantee issued at its request unless made at the request of or with the prior consent of such Borrower.

5.9    CONTINUING INDEMNITY OF THE BORROWERS

       The obligations of the Borrowers under this clause 5 shall extend to the ultimate balance of the obligations and liabilities of the Borrowers under this clause 5 and shall continue in force notwithstanding any intermediate payment in part of such obligations or liabilities.

5.10   ADDITIONAL SECURITY

       The obligations of the Borrowers under this clause 5 shall be in addition to and shall not be in any way prejudiced by any Collateral Instrument now or hereafter held by any Finance Party or to which that Finance Party may be entitled.

5.11   PRESERVATION OF RIGHTS

       No invalidity or unenforceability of all or any part of this clause 5 shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this clause 5.

5.12   AMOUNT AND TERM OF WC ADVANCES

5.12.1 Each WC Advance shall be of a Dollar Amount which is a minimum of $1,000,000 and, in the case of WC Advances denominated in Dollars, an integral multiple of $1,000,000 or the balance of the Commitments of the Working Capital Bank in respect of the Working Capital Facility.

5.12.2 Each WC Advance shall be denominated in one currency only.

5.12.3 Each WC Advance shall have a Term of one, two, three or six months (or, with the prior agreement of the Working Capital Bank, such other period as the relevant Borrower may request) ending on or before the Termination Date.

5.12.4 Not more than 5 WC Advances may be outstanding at any one time.

5.13   SELECTION OF CURRENCIES IN RESPECT OF WC ADVANCES

       Subject to the provisions of clause 5.13, each WC Advance shall be made in Dollars or an Optional Currency as requested by the relevant Borrower in the relevant Utilisation Notice.

5.14   LIMIT ON CURRENCIES; NON-AVAILABILITY IN RESPECT OF WC ADVANCES

       A WC Advance may not be made in or remain outstanding in an Optional Currency (other than Sterling or Dollars) if (a) the Working Capital Bank determines that deposits of such Optional Currency are not readily available to it in an amount comparable with the amount of the relevant WC Advance and so notifies the Agent not later than 3 p.m. on the third Banking Day before the proposed Utilisation Date or (b) the Agent determines after consultation with the relevant Reference Banks (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the Utilisation Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant WC Advance to be made in that Optional Currency. Accordingly, in the event the circumstances set out in (a) or (b) above arise, the Agent shall notify the relevant Borrower that a WC Advance shall be made in Dollars.

5.15   CURRENCY AMOUNTS IN RESPECT OF WC ADVANCES

       If a WC Advance is to be made in an Optional Currency, the Working Capital Bank shall, subject to clause 3, advance to the relevant Borrower on the relevant Utilisation Date, the amount of such Optional Currency specified in the relevant Utilisation Notice. The Dollar Amount of such

       WC Advance shall be the amount in Dollars (as determined by the Agent) which would be required to purchase the amount of such Optional Currency in the London Foreign Exchange Market at the Agent's spot rate of exchange for the purchase of such Optional Currency with Dollars at or about 11 a.m. on the second Banking Day before the relevant Utilisation Date. If a WC Advance is to be made in Dollars, the Working Capital Bank shall, subject to clause 3.2, advance to the Borrower on the relevant Utilisation Date the Dollar Amount of such WC Advance.

5.16   NOTIFICATION TO BANK

       As soon as practicable after receipt of a Utilisation Notice in respect of a WC Advance complying with the terms of this Agreement, the Agent shall notify the Working Capital Bank and, subject to clause 3, the Working Capital Bank shall on the Utilisation Date, make available to the Agent the principal amount of the relevant WC Advance in accordance with clause 9.2.

6      INTEREST AND BANK GUARANTEE COMMISSION

6.1    NORMAL INTEREST RATE

       The Borrowers shall pay interest on each Advance on the last day of its Term or, in relation to a Term longer than 6 months on the date falling 6 months after the first day of such Term and on the last day of such Term, at the rate per annum determined by the Agent to be the aggregate of either:

6.1.1 other than in the case of Advances denominated in euro, (a) the applicable Margin and (b) the Additional Cost (if any) and (c) LIBOR; or

6.1.2  in the case of Advances denominated in euro, (a) the applicable Margin,
       (b) the Additional Cost (if any) and (c) EURIBOR.

6.2    APPLICABLE MARGIN

       The Margin in relation to any Advance, any unpaid sum due under this Agreement and for the purposes of clauses 6.7 and 8.1.3 shall (subject to the proviso below), be the rate set out in column (1) below against the ratio set out in column (2) below of Senior Debt (taking into account, for the purposes of such calculation, the amount of any Utilisation to be made, repaid or discharged on the day on which the calculation falls to be made) to Annualised Consolidated Net Operating Cash Flow (determined by reference to the then most recently ended Six Month Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement):

                    (1)                                  (2)
         Rate (per cent. per annum)       Ratio of Senior Debt to Annualised
                                         Consolidated Net Operating Cash Flow
                      1.75                  5:1 or more but less than 6:1
                     1.375                  4:1 or more but less than 5:1
                      1.00                  3:1 or more but less than 4:1
                      0.75                          less than 3.1

       For the purposes of clauses 6.7 and 8.1.3 the Margin shall be determined on a daily basis and in relation to an Advance or unpaid sum the Margin shall be determined on the first day of the relevant Term or period and be in effect for the entire Term or period. Provided that (a) from the date of this Agreement until the date falling one year after the date of this Agreement (the "First Anniversary"), the Margin in relation to any Advance, any unpaid sum due under this Agreement and for the purposes of clause 8.1.3 shall be the greater of (i) 1.25 per cent. per annum and
       (ii) the applicable rate at such time set out in the table in this clause 6.2, (b) from the date of the First Anniversary until the date falling two years after the date of this Agreement, the Margin in relation to any Advance, any unpaid sum due under this Agreement and for the purposes of clause 8.1.3 shall be the greater of (i) 1.15 per cent. per annum and (ii) the applicable rate set out in the table in this clause 6.2, (c) during any Grace Period until the relevant conditions have been satisfied, the Margin shall be
       1.75 per cent. per annum and (d) if the Original Borrower has failed to deliver any Quarterly Management Accounts and/or a Compliance Certificate relating thereto when due under this Agreement, the Margin in relation to any Advance and any unpaid sum due under this Agreement, for that part of each Term or relevant period commencing after the date such Quarterly Management Accounts and/or Compliance Certificate relating thereto is due but ending on the day when such Quarterly Management Accounts and/or Compliance Certificate relating thereto are in fact delivered, shall be
       1.75 per cent. per annum.

6.3    INTEREST FOR LATE PAYMENT

       If any Obligor fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 6.3) on its due date for payment under this Agreement such Obligor shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 6.3. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent (after consultation with the Banks so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of
       (a) one per cent. per annum, (b) the applicable Margin, (c) the Additional Cost (if any) and (d) EURIBOR (in the case of amounts in euros) or LIBOR (in the case of amounts in currencies other than euros), unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause
       14.2.2 or a prepayment pursuant to clause 7.8 or 16.1, prior to the end of the Term relating thereto, in which case the first such period selected by the Agent shall end on the last day of such Term and interest shall be payable on such unpaid sum during such period at a rate one per cent. above the rate applicable thereto immediately before it shall have become so due and payable. Interest under this clause 6.3 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 6.3 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 6.6.1(a) or 6.6.1(b), the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 6.3, each Bank and/or the Working Capital Bank (as the case may be) shall promptly notify the Agent of the cost of funds to such Bank or the Working Capital Bank (as the case may be) and interest on any sum not paid on its due date for payment shall be calculated for each Bank and/or the Working Capital Bank (as the case may be) at a rate determined by the Agent to be one per cent. per annum above the aggregate of the Margin and the cost of funds (including any Additional Cost) to such Bank or the Working Capital Bank (as the case may be).

6.4    NOTIFICATION OF INTEREST RATE

       The Agent shall notify the Original Borrower and the Banks and/or the Working Capital Bank (as the case may be) promptly of each rate of interest determined by it under this clause 6.

6.5    REFERENCE BANK QUOTATIONS

       If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR or EURIBOR (as appropriate) where such quotation is required having regard to the definitions of "LIBOR" and "EURIBOR" in clause 1.2, the interest rate for the relevant Term or other period shall be determined, subject to clause 6.6, on the basis of the quotations furnished by the remaining EURIBOR Reference Bank or LIBOR Reference Banks (as the case may be).

6.6    MARKET DISRUPTION; NON-AVAILABILITY

6.6.1  If and whenever, at any time prior to the making of an Advance:

       (a) (at any time when Reference Bank quotations are required having regard to the definition of "LIBOR" and "EURIBOR" in clause 1.2) the Agent shall have determined by reason of circumstances affecting the London or Euro-Zone Interbank market, after consultation with the relevant Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR or EURIBOR (as appropriate) for the relevant Term or if none of the relevant Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR or EURIBOR (as appropriate); or

       (b) the Agent shall have received notification from either (i) in the case of a WC Advance, the Working Capital Bank or (ii) in the case of an RC Advance, Banks with Contributions in respect of the Revolving Credit Facility aggregating not less than one-third of the Total Outstandings in respect of the Revolving Credit Facility (or, prior to the first Utilisation Date, Commitments in respect of the Revolving Credit Facility aggregating not less than one-third of the Total Commitments), that matching deposits in the relevant currency are not available on the relevant rate fixing date to the Working Capital Bank or such Banks (as the case may be) in the London Interbank Market or euro-zone Interbank Market (as the case may be) in the ordinary course of business in sufficient amounts to fund the amount which they have or are to subscribe in relation to such Advance or that LIBOR or EURIBOR (as appropriate) does not accurately reflect the cost to the Working Capital Bank or such Banks (as the case may be) of obtaining such deposits, the Agent shall forthwith give notice (a "DETERMINATION NOTICE") to the Original Borrower and to each of the Banks or the Working Capital Bank (as the case may be) and such Advance shall not be made. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

6.6.2 After the giving of any Determination Notice the undrawn amount of the Total Commitments in respect of the Revolving Credit Facility or the Working Capital Facility (other than by way of Bank Guarantees) shall not be drawn until the circumstances giving rise to the issue of the Determination Notice have ceased.

       During the period of 10 Banking Days after any Determination Notice has been given by the Agent under clause 6.6.1, the Original Borrower and each of the Banks or the Working Capital Bank (as the case may be) may enter into negotiations with a view to agreeing an alternative basis (the "SUBSTITUTE BASIS") for each Bank or the Working Capital Bank (as the case may be) making available or, as the case may be, maintaining its contribution to the Advance. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including Additional Cost, if any, to each Bank equivalent to the Margin. Each Substitute Basis so agreed shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as none of the circumstances specified in clause 6.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

6.7    BANK GUARANTEE COMMISSION

       The Borrowers shall pay to the Agent for the account of the Working Capital Bank commission in respect of all Bank Guarantees calculated on the aggregate of the Dollar Amount of the Undrawn Face Amount of all Bank Guarantees, at the rate determined by the Agent to be equivalent to the applicable Margin from day to day. Commission determined as aforesaid shall be calculated on the aggregate daily of the Dollar Amount of the Undrawn Face Amount of all Bank Guarantees during the period from the Utilisation Date for the first Bank Guarantee until the date the last Bank Guarantee expires or is fully drawn and shall be payable in arrears on each Quarter Date and on the date the last Bank Guarantee expires.

7      REPAYMENT, CANCELLATION AND PREPAYMENT

7.1    REPAYMENT OF ADVANCES

       The Borrowers shall repay each Advance on its Maturity Date in the currency in which it is denominated.

7.2    REDUCTION OF TOTAL COMMITMENTS

       (a) on the first eight Reduction Dates during the Reduction Period the Total Commitments shall be automatically reduced by an amount equal to five per cent. of the amount of the Total Commitments as at the beginning of the Reduction Period; and

       (b) on the second eight Reduction Dates during the Reduction Period the Total Commitments shall be automatically reduced by an amount equal to seven and a half per cent. of the amount of the Total Commitments as at the beginning of the Reduction Period, and the Commitment of each Bank and the Working Capital Bank shall be reduced accordingly.

       Such reduction shall be applied first against that part of the Total Commitments which relates to the Revolving Credit Facility and, only when that part of the Total Commitments which relates to the Revolving Credit Facility has been reduced to zero, secondly against that part of the Total Commitments which relates to the Working Capital Facility.

       The Borrowers shall prepay or repay the Advances and/or procure the irrevocable discharge and return to the Working Capital Bank of the Bank Guarantees on each Reduction Date accordingly so that the Total Outstandings shall not thereafter exceed the aggregate of the Total Commitments as reduced on such Reduction Date.

7.3    CURRENCY ROLLOVERS

       If an Advance under the Revolving Credit Facility or the Working Capital Facility (the "NEW ADVANCE") is to be made on a day on which another Advance under the same Facility to the same Borrower (the "MATURING ADVANCE") denominated in the same currency as the new Advance is due to be repaid then, subject to the terms of this Agreement and so long as the conditions referred to in clause 3.2 (to the extent applicable) shall have been satisfied in relation to the new Advance, (a) the maturing Advance shall be deemed to have been repaid on its Maturity Date either in whole (if the new Advance is equal to or greater than the maturing Advance) or in part (if the new Advance is less than the maturing Advance) and (b) to the extent that the maturing Advance is so deemed to have been repaid, the principal amount of the new Advance to be made on such date shall be deemed to have been credited to the account of the relevant Borrower by the Agent on behalf of the Banks or the Working Capital Bank (as the case may be) in accordance with the terms of this Agreement and the Banks or the Working Capital Bank (as the case may be) shall only be obliged to make available to the relevant Borrower pursuant to clause 4.7 or clause 5.15 (as the case may be) a principal amount equal to the amount by which the new Advance exceeds the maturing Advance.

7.4    CANCELLATION OF COMMITMENTS

       The Original Borrowers may at any time during the Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice:

       (a) the whole or any part (being $10,000,000 or any larger sum which is an integral multiple of $1,000,000) of the Commitments in respect of the Revolving Credit Facility;

       (b) the whole or any part (being $5,000,000 or any larger sum which is an integral multiple of $1,000,000) of the Commitments in respect of the Working Capital Facility;

       any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Bank in respect of the Revolving Credit Facility shall be reduced proportionately and/or the Commitment of the Working Capital Bank in respect of the Working Capital Facility shall be reduced accordingly. Any amounts so cancelled shall not be available for redrawing.

7.5    VOLUNTARY PREPAYMENT

       The Borrowers may prepay any Advance in the currency in which it is denominated (in whole or in part provided that, in the case of part, the Dollar Amount of such part is a minimum of $5,000,000 and, in the case of Advances made in Dollars, an integral multiple of $1,000,000 or if such Dollar Amount or Advance made in Dollars is less than $5,000,000, in the case of an RC Advance, or $1,000,000, in the case of a WC Advance or not an integral multiple of $1,000,000 respectively, then the full remaining amount) at any time without premium or penalty, but subject to clause 15.1.

7.6    ADDITIONAL VOLUNTARY PREPAYMENT

       Any Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses 5.3, 9.5 and 15.2, the Contribution in respect of the Revolving Credit Facility of any Bank to which such Borrower shall have become obliged to pay additional amounts under clause 5.3, 9.5, or 15.2. Upon any notice of such prepayment being given, the Commitment in respect of the Revolving Credit Facility of the relevant Bank shall be reduced to zero and the amount of the Total Commitments in respect of the Revolving Credit Facility shall be reduced accordingly.

7.7    AMOUNTS PAYABLE ON PREPAYMENT

       Any prepayment under this clause 7 shall be made together with (a) accrued interest to the date of prepayment, (b) any additional amount payable under clauses 6.6, 9.5 or 16.2 and (c) all other sums payable by the relevant Borrower under this Agreement including, without limitation, any accrued commitment commission payable under clause 8.1.3 and any amounts payable under clause 15.1.

7.8    MANDATORY PREPAYMENT AND CANCELLATION

7.8.1 In the event that either or both of the conditions set out in clause 3.6 are not satisfied in accordance with such clause (i) the Borrowers shall within a period of 3 months (the "GRACE PERIOD") from the expiry of the six month or nine month period (as applicable) either ensure that the relevant outstanding conditions are satisfied or prepay or repay all outstanding Advances and procure the irrevocable discharge and return to the Working Capital Bank of any Bank Guarantees and (ii) on the expiry of the Grace Period, unless the relevant outstanding conditions have been satisfied, the Total Commitments shall be reduced to zero and pending such satisfaction (a) no further Bank Guarantees may be issued hereunder and (b) no Advances may be drawn hereunder under the Revolving Credit Facility or the Working Capital Facility (as the case may be) if following the making of any such Advance under such Facility the aggregate Dollar Amount of Advances would exceed the aggregate Dollar Amount of Advances outstanding under such Facility prior to the making of such Advance (after taking account of any Advance due under the relevant Facility to be made or repaid on the Utilisation Date of such Advance).

7.8.2 In the event that any person acquires or persons acting in concert acquire control of the Ultimate Shareholder, unless such person is a recognised and experienced international telecommunications operator the credit rating of whose long term debt is rated at least "A3" by Moody's and "A-" by Standard and Poor's, the Borrowers shall immediately prepay or repay all outstanding Advances and procure the irrevocable discharge and return to the Working Capital Bank of any Bank Guarantee and the Total Commitments shall be reduced to zero. For the purposes of this clause 7.8.2 "acting in concert" shall have the meaning given to such expression in the City Code on Takeovers and Mergers and "control" means
       (i) the beneficial ownership, directly or indirectly, of shares of corporate stock or other equity participations with voting power under ordinary circumstances to elect the Board of Directors ("voting equity interests") representing 50% or more of the total voting power of the voting equity interests of the Ultimate Shareholder or (ii) the possession of the power, directly or indirectly, to elect a majority of the Board of Directors of the Ultimate Shareholder.

7.9    NOTICE OF PREPAYMENT

       No prepayment may be effected under this clause 7 unless the relevant Borrower shall have given the Agent at least 3 Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the relevant Borrower to make such prepayment on the date specified.

7.10   NO OTHER PREPAYMENT

       The Borrowers may not prepay any Advance or any part thereof save as expressly provided in this Agreement.

8      FEES AND EXPENSES

8.1    FEES

       The Original Borrower shall pay to the Agent whether or not any part of the Commitments is ever drawn:

8.1.1 for the account of the Arrangers, an arrangement fee of an amount and on the dates agreed between the Original Borrower and the Arrangers in a letter dated 30 June 2000;

8.1.2 on the earlier of (i) the date of the first Utilisation and (ii) the date falling five Banking Days after the date of this Agreement and on each anniversary of the date of this Agreement until all moneys owing under this Agreement have been paid in full, for the account of the Agent or the Security Trustee (as the case may be), an agency fee and security trustee fee of an amount agreed between the Original Borrower and the Agent and the Security Trustee respectively in a letter dated the date of this Agreement; and

8.1.3 in arrears on each Quarter Day after the date of this Agreement and on the last day of the Availability Period, for the account of each Bank and the Working Capital Bank, commitment commission on the daily undrawn and uncancelled amount of such Bank's or the Working Capital Bank's (as the case may be) Commitment computed from the date of this Agreement at the rate of (i) from the date of signing this Agreement until the date falling twelve calendar months thereafter, 0.60 per cent. per annum and
       (ii) thereafter the lesser of 0.50 per cent. per annum and 50 per cent. of the Margin applicable on each day during the relevant period. If a Utilisation is outstanding in an Optional Currency, the daily amount of the Commitments treated as drawn for the purpose of calculating commitment commission shall be the Dollar Amount of such Utilisation. During the Restriction Period the rate of commitment commission on that part of the Total Commitments which is not available for drawing by virtue of clauses 2.1 and 4.1.1 shall be 0.25 per cent. per annum.

8.2    EXPENSES

       The Original Borrower shall pay to the Agent on demand:

8.2.1 all reasonable expenses (including legal, printing, travel and out-of-pocket expenses, but subject to any limitations agreed in writing prior to the date of this Agreement in relation thereto) incurred by the Finance Parties in connection with the negotiation, preparation and execution of the Finance Documents, the syndication of the Facilities and the preparation and distribution of the Information Memorandum and advertising in connection with this Agreement and of any amendment or extension of, or the granting of any waiver or consent under, the Finance Documents together with interest at the rate referred to in clause 6.3 from the date of demand for payment of such expenses to the date of payment (as well after as before judgment); and

8.2.2 all expenses (including legal, travel and out-of-pocket expenses) incurred by the Finance Parties or any of them in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, the Finance Documents including, without limitation after the occurrence of a Default or if otherwise agreed with the Original Borrower, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of the Original Borrower or any other member of the Group or otherwise in respect of the moneys owing under the Finance Documents together with interest at the rate refereed to in clause 6.3 from the date of demand for payment of such expenses to the date of payment (as well after as before judgment).

8.3    VALUE ADDED TAX

       All amounts payable pursuant to this Agreement shall be paid together with an amount equal to any value added tax payable in respect thereof.

8.4    STAMP AND OTHER DUTIES

       The Original Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any such duties or Taxes payable by, or assessed on, the Finance Parties or any of them) imposed on or in connection with the Finance Documents or the Facilities.

8.5    INDEMNITY

       The Original Borrower shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Original Borrower to pay such duties or Taxes.

9      PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

9.1    NO SET-OFF OR COUNTERCLAIM; DISTRIBUTION TO THE BANKS

       All payments to be made by the Obligors under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 9.5, free and clear of any deductions or withholdings (except to the extent required by law) in Dollars or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Agent at such bank in the principal financial centre of the currency concerned or, in the case of euros, Brussels, as the Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the account of the Agent (for its own account), the Arrangers, the Security Trustee, the Working Capital Bank or a particular Bank, in which case the Agent shall distribute the relevant payment to the Agent, the Arrangers, the Working Capital Bank, the Bank concerned or the Security Trustee (as the case may be), payments to be made by any Obligor under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

9.2    PAYMENTS BY THE BANKS OR THE WORKING CAPITAL BANK

       All sums to be paid by the Banks or the Working Capital Bank to the Borrowers under this Agreement shall be remitted in the relevant currency on the relevant Utilisation Date to the account of the Agent at such bank as the Agent may have notified to the Banks or the Working Capital Bank (as the case may be) and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Borrower specified in the relevant Utilisation Notice.

9.3    NON-BANKING DAYS

       When any payment under this Agreement would otherwise be due or any reduction in the Total Commitments pursuant to clause 7.2 would otherwise be effected on a day which is not a Banking Day, the due date for payment or the date of such reduction shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day. If any date or day specifically referred to in this Agreement is not a Banking Day all references thereto shall be deemed to be to the immediately preceding Banking Day.

9.4    AGENT MAY ASSUME RECEIPT

       Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or reasonable expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

9.5    GROSSING-UP FOR TAXES

       Subject to clauses 9.6 and 9.7, at any time any Obligor is required to make any deduction or withholding in respect of Taxes (other than any Tax on the Overall Net Income of any Finance Party) from any payment due under any of the Finance Documents for the account of any Finance Party (or if the Agent or Security Trustee is required to make any such deduction or withholding from a payment to an any other Finance Party), the sum due from the relevant Obligor in respect of such payment shall, subject to the Finance Party's compliance with clause 9.8.2, be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the relevant Obligor shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of such Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Obligor shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

9.6    QUALIFYING BANKS

       If any Finance Party is not or ceases to be a Qualifying Bank then it shall promptly notify the Original Borrower upon becoming aware of the same and the relevant Obligor shall not be obliged to pay such Finance Party under clause 9.5 any amount in excess of the amount it would have been obliged to pay if such Finance Party was or had not ceased to be a Qualifying Bank provided that this clause 9.6 shall not apply (and the relevant Obligor shall be obliged to comply with its obligations under clause 9.5) if after the date of this Agreement (or, in the case of a Finance Party which became a party to this Agreement after the date of this Agreement, the date on which it became a party) there shall have been any change in, or in the interpretation or application of, any relevant law, directive, treaty (including, without limitation any applicable double taxation treaty) or regulation or practice of any applicable taxation authority and as a result thereof the relevant Finance Party ceases to be a Qualifying Bank or the relevant Obligor will be required to make a deduction or withholding on account of tax irrespective of whether the recipient of the relevant payment is or is not a Qualifying Bank.

9.7    CLAW-BACK OF TAX BENEFIT

       If following any such deduction or withholding as is referred to in clause 9.5 any Finance Party shall receive or be granted a credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Obligor having made any increased payment in accordance with clause 9.5 and to the extent that such Finance Party can in its absolute discretion acting in good faith do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as such Finance Party shall in its absolute discretion acting in good faith certify to be the proportion of such credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Finance Party to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Obligors shall not, by virtue of this clause 9.7, be entitled to enquire about any Finance Party's tax affairs.

9.8    CERTIFICATION TO SECURE A TAX BENEFIT

       If, in order to make any payment due under this Agreement to any Finance Party without deduction or withholding for or on account of Tax or to secure the benefit of any reduced rate of such deduction or withholding, any Obligor requires a direction from, or the consent, of a government or taxing authority:

9.8.1 the Obligors agree to use their reasonable endeavours to complete (accurately and in a manner reasonably satisfactory to such Finance Party), execute, arrange for any required certification of, and deliver to such Finance Party or such government or taxing authority as such Finance Party reasonably directs, any form or document reasonably required of it, and to provide such information that such Finance Party or such government or taxing authority may reasonably require or request in order to assist or enable such Finance Party to secure that such a direction or consent is given to the relevant Obligor in respect of any payment. Each Obligor shall perform its obligations under this clause
       9.8.1 promptly upon the earlier of:

       (a) being notified that the form, document or information is required or requested; and

       (b) demand being made by such Finance Party or the relevant government or taxing authority, as the case may be; and

9.8.2 each Finance Party agrees to use its reasonable endeavours to complete, execute, arrange for any required certification of, and deliver to the relevant Obligor, or such government or taxing authority as the Original Borrower may reasonably direct, any form or document reasonably required of it, and to provide such information that the Original Borrower or such government or taxing authority may reasonably require or request in order to assist or enable the Original Borrower to secure that such a direction or consent is given to the relevant Obligor in respect of any payment.

9.9    BANK ACCOUNTS

       Each Bank and the Working Capital Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time advanced by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Utilisation and other sums owing by each Obligor under this Agreement and all payments in respect thereof made by the Obligors from time to time. The control account shall, in the absence of manifest or proven error, be conclusive as to the amount from time to time owing by each Obligor under this Agreement.

9.10   PARTIAL PAYMENTS

       If, on any date on which a payment is due to be made by any Obligor under this Agreement, the amount received by the Agent from the relevant Obligor falls short of the total amount of the payment due to be made by the relevant Obligor on such date then, without prejudice to any rights or remedies available to the Finance Parties under this Agreement, the Agent shall apply the amount actually received from the relevant Obligor in or towards discharge of the obligations of the Obligors under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the relevant Obligor:

9.10.1 firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent under this Agreement together with any portion of the agency fee payable under clause 8.1.2 which remains unpaid;

9.10.2 secondly, in or towards payment to the Arrangers of any portion of the arrangement fee payable under clause 8.1.1 which remains unpaid;

9.10.3 thirdly, in or towards payment to the Banks and the Working Capital Bank, on a pro rata basis, of any accrued commitment commission payable under clause 8.1.3 which shall have become due but remains unpaid;

9.10.4 fourthly, in or towards payment to the Banks and the Working Capital Bank, on a pro rata basis, of any accrued interest and guarantee commission under this Agreement which shall have become due but remains unpaid;

9.10.5 fifthly, in or towards payment to the Banks and the Working Capital Bank, on a pro rata basis, of any principal under this Agreement which shall have become due but remains unpaid; and

9.10.6 sixthly, in or towards payment of any other sum which shall have become due under this Agreement but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

       The order of application set out in this clause 9.10.3 - 9.10.6 shall be varied by the Agent if all the Banks and the Working Capital Bank so direct, without any reference to, or consent or approval from, any of the Obligors.

9.11   CALCULATIONS

       All interest, commission and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of Dollars or euros) a 360 day year or (in the case of any Optional Currency) in accordance with standard London Interbank Market practice in respect of calculating the numbers of days comprising a year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

9.12   CERTIFICATES CONCLUSIVE

       Any certificate or determination of any Finance Party as to any rate of interest or commission or any amount payable under this Agreement shall be prima facie evidence of such amount and binding on the Obligors and (in the case of a certificate or determination by the Agent) on the other Finance Parties.

9.13   EFFECT OF MONETARY UNION

       The provisions of this clause 9.13 apply in relation to any amount payable in the currency of a Participating Member State provided that, if and to the extent that any provision relates to any state (or the currency of such state) which was not a Participating Member State on 1 January 1999, such provision shall come into effect in relation to such state (and the currency of such state) on and with effect from the date on which such state becomes a Participating Member State.

9.13.1 REDENOMINATION AND ALTERNATIVE CURRENCIES

       Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Participating Member State shall be redenominated into the euro unit in accordance with EMU Legislation, provided that, if and to the extent that any EMU Legislation provides that following 1 January 1999 an amount denominated either in the euro or in the national currency unit of a Participating Member State and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

9.13.2 ADVANCES

       Any Advance in the currency of a Participating Member State shall be made in the euro unit.

9.13.3 PAYMENTS TO THE AGENT

       Clauses 9.1 and 9.2 shall be construed so that, in relation to the payment of any sum denominated in the euro or in a national currency unit, such sum shall be made available to the Agent by payment in the euro unit or, as the case may be, such national currency unit and in immediately available, freely transferable, cleared funds to the accounts notified by it under clauses 9.1 and 9.2.

9.13.4 PAYMENTS BY THE AGENT TO THE FINANCE PARTIES

       Any amount payable by the Agent to any other Finance Party under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

9.13.5 PAYMENTS BY THE AGENT

       The Agent shall not be liable to the Borrowers or any of the other Finance Parties in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial centre in the Participating Member State which the relevant Borrower or, as the case may be, Finance Party shall have specified for such purpose. In this clause 9.13.5 "ALL RELEVANT STEPS" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time after consultation with the Borrowers and the other Finance Parties determine for the purpose of clearing or settling payments of the euro.

9.13.6 ROUNDING AND OTHER CONSEQUENTIAL CHANGES

       Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective liabilities for Indebtedness of the Borrowers to the Finance Parties and the Finance Parties to the Borrowers under or pursuant to this Agreement (and after consultation with the Borrowers and the Finance Parties):

       (a) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify; and

       (b) save as expressly provided in this clause 9.13.6 each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify after consultation with the Original Borrower to be necessary or appropriate to reflect the changeover to the euro in Participating Member States.

9.13.7 AMENDMENTS

       After consultation with the Original Borrower, the Banks, and the Working Capital Bank for such period as the Agent shall in good faith determine is necessary and reasonable in all the circumstances and notwithstanding clause 19.11, the Agent shall be entitled to make from time to time such amendments to this Agreement as it may determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest, place of payment or otherwise howsoever). Any amendment so made to this Agreement by the Agent shall be promptly notified to the other Finance Parties and the Original Borrower by the Agent and shall be binding on all other Finance Parties and the Obligors.

10     GUARANTEE

10.1   LIMITS OF GUARANTEE

       Notwithstanding the provisions of clause 10.2 to 10.18 inclusive, the following limitations shall apply to the relevant Guarantors:

       Denmark

       Notwithstanding anything to the contrary herein or in any other Finance Document, the maximum amount that can be recovered from any Guarantor incorporated in Denmark (the "Danish Guarantor") under the Guarantee shall in no event exceed the higher of (i) the amounts borrowed by and utilised by or recovered by way of intercompany loan by the relevant Danish Guarantor (provided that such amount has not been on lent or disposed of to any parent of the Danish Guarantor which is not incorporated in Denmark); and (ii) the aggregate at such time of the net equity of such Danish Guarantor.

       The limitation referred to in clause 10.1(i) shall apply only as long as Danish company legislation (presently section 115) prevents the Danish Guarantors from guaranteeing the obligations of their non-Danish parent companies. The Danish Guarantors and the Original Borrower undertake to execute such addenda to this Agreement as may thereafter be required by the Agent to reflect the inapplicability of such legislation.

10.2   COVENANT TO PAY

       In consideration of the Banks and the Working Capital Bank making or continuing to make Utilisations to the Borrowers pursuant to this Agreement each Guarantor hereby irrevocably and unconditionally but subject always to the provisions of clause 10.1:

10.2.1 jointly and severally guarantee to each Finance Party, the due performance by any members of the Group of all their respective obligations under or pursuant to the Finance Documents; and

10.2.2 jointly and severally guarantee to each Finance Party the payment of all moneys now or hereafter due, owing or incurred by any member of the Group under or pursuant to the Finance Documents when the same become due whether by acceleration or otherwise.

10.3   GUARANTORS AS PRINCIPAL DEBTORS; INDEMNITY

       As a separate and independent stipulation, the Guarantors jointly and severally agree that if any purported obligation or liability of any member of the Group which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against such member of the Group on any ground whatsoever whether or not known to the Finance Parties or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such member of the Group or any legal or other limitation, or any disability or Incapacity or any change in the constitution of any relevant member of the Group) the Guarantors shall nevertheless be jointly and severally liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and such Guarantor was the principal debtor in respect thereof. The Guarantors hereby irrevocably and unconditionally jointly and severally agree to indemnify and keep indemnified each Finance Party for the benefit of the Finance Parties against any loss or liability arising from any failure of any member of the Group to perform or discharge any such purported obligation or liability or from any invalidity or unenforceability of any of the same against any member of the Group, subject to the provisions of clause 10.1.

10.4   NO SECURITY TAKEN BY GUARANTORS

       The Guarantors hereby jointly and severally warrant that they have not taken or received, and undertake that until all the Guaranteed Liabilities have been paid or discharged in full, they will not take or receive, the benefit of any security from any other Obligor or any other person in respect of their obligations under this Guarantee.

10.5   INTEREST

       Each Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 6.3, except that no interest shall be recoverable under this clause 10.5 if and to the extent that interest has been paid on the underlying amount pursuant to clause
       5.4 or otherwise. Such interest shall be compounded at the end of each period determined for this purpose by the Agent in the event of it not being paid when demanded but without prejudice to each Finance Party's right to require payment of such interest.

10.6   CONTINUING SECURITY AND OTHER MATTERS

       This Guarantee shall:

10.6.1 extend to the ultimate balance from time to time owing to the Finance Parties by the members of the Group and shall be a continuing guarantee, notwithstanding any settlement of account or other matter whatsoever;

10.6.2 be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Finance Parties or any of them; and

10.6.3 not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Finance Parties or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

10.7   NEW ACCOUNTS

       If this Guarantee ceases to be continuing for any reason whatsoever each Finance Party may nevertheless continue any account of any member of the Group or open one or more new accounts and the liability of each Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

10.8   LIABILITY UNCONDITIONAL

       The liability of each Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

10.8.1 the Incapacity or any change in the name, style or constitution of any Obligor or any other person liable; or

10.8.2 any of the Finance Parties granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any other Obligor or any other person liable or renewing, determining, varying or increasing any accommodation, Facilities or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Obligor or any other person liable; or

10.8.3 any act or omission which would not have discharged or affected the liability of such Guarantor had it been a principal debtor instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate such Guarantor.

10.9     COLLATERAL INSTRUMENTS

         None of the Finance Parties shall be obliged to make any claim or demand on any member of the Group or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by any of the Finance Parties in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Guarantee nor shall any of the Finance Parties be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

10.10    WAIVER OF GUARANTOR'S RIGHTS

         Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Agent, it will not:

10.10.1 exercise its rights of subrogation, reimbursement and indemnity against any other Obligor or any other person liable; or

10.10.2 demand or accept any security to be executed in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to such Obligor from any other member of the Group or from any other person liable; or

10.10.3 take any step or enforce any right against any other Obligor or any other person liable in respect of any Guaranteed Liabilities; or

10.10.4 exercise any right of set-off or counterclaim against any other Obligor or any other person liable or claim or prove or vote as a creditor in competition with any of the Finance Parties in the liquidation, administration or other insolvency proceeding of any other Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any other person liable or any other Collateral Instrument now or hereafter held by any of the Finance Parties for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any other Obligor on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Finance Parties and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Agent shall deem appropriate.

10.11    SUSPENSE ACCOUNTS

         Any money received in connection with this Guarantee (whether before or after any Incapacity of any Obligor) may be placed to the credit of a suspense account with a view to preserving the rights of the Finance Parties to prove for the whole of their respective claims against any Obligor or any other person liable or may be applied in or towards satisfaction of the Guaranteed Liabilities as the Agent may from time to time conclusively determine in its absolute discretion.

10.12    SETTLEMENTS CONDITIONAL

         Any release, discharge or settlement between any Obligor and any of the Finance Parties shall be conditional upon no security, disposition or payment to any of the Finance Parties by any Obligor or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other legal reason whatsoever and if such condition shall not be fulfilled the Finance Parties shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

10.13    GUARANTORS TO DELIVER UP CERTAIN PROPERTY

         If, contrary to clauses 10.4 or 10.10, any Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Finance Parties and shall be delivered to the Agent on demand.

10.14    RETENTION OF THIS GUARANTEE

         The Finance Parties shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Agent may reasonably determine but the Finance Parties shall deliver this Guarantee to each Guarantor in any event upon the Guaranteed Liabilities being paid or discharged in full and the Finance Parties being satisfied that no such avoidance, setting aside or order such as is referred to in clause 10.11 is likely to occur or be made.

10.15    CHANGES IN CONSTITUTION OR REORGANISATIONS OF THE FINANCE PARTIES

         For the avoidance of doubt and without prejudice to the provisions of clause 18, this Guarantee shall remain binding on each Guarantor notwithstanding any change in the constitution of the Finance Parties or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title of the Finance Parties, any Transferee and any successor Agent appointed pursuant to clause 19.13 or any successor Security Trustee appointed pursuant to the terms of the Security Trust Deed in the same manner as if such successor in title, Transferee or successor Agent or successor Security Trustee had been named in this guarantee as a party instead of, or in addition to, the relevant Finance Party.

10.16    OTHER GUARANTORS

         Each Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to this Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Finance Parties or any of them.

10.17    DANISH GUARANTORS

         The Original Borrower shall establish and maintain records for the purpose of recording the total actual or contingent liability of each of the Danish Guarantors. Each member of the Group, the Security Trustee, its advisers and the Danish Guarantors shall have the right at any time to upon giving reasonable notice to the Original Borrower to inspect the books and records of the Original Borrower in order to monitor the Original Borrower's adherence to its obligations hereunder.

10.18    ACCEDING GUARANTORS

10.18.1 The Original Borrower shall procure that each Material Subsidiary of the Original Borrower (other than the Original Guarantors) becomes an Acceding Guarantor either:

         (a) in the case of a person which is a member of the Group on the date of this Agreement within 15 days of it becoming a Material Subsidiary; or

         (b) in the case of a person which becomes a Subsidiary of the Original Borrower after the date of this Agreement in the event that such Subsidiary is a Material Subsidiary within 15 days of that person becoming a Subsidiary of the Original Borrower, in each case by delivering to the Agent a Deed of Guarantor Accession, duly executed by such Subsidiary and the Original Borrower.

10.18.2 The Original Borrower shall procure that within 45 days of each Quarter Day, each member of the Group which is not a Guarantor and which has received cash (or its equivalent) and/or property, plant and equipment from any other member of the Group and/or in respect of whose liabilities another member of the Group has issued a guarantee and in respect of which at any time during the Quarterly Period ending on such Quarter Day the aggregate of (i) the principal amount of such cash (or its equivalent) which has not been repaid, (ii) the book value of such property plant and equipment and (iii) the maximum amount so guaranteed is in excess of $10,000,000, shall become an Acceding Guarantor by delivering to the Agent a Deed of Guarantor Accession, duly executed by such Subsidiary and the Original Borrower.

10.18.3 The Original Borrower shall procure that within 45 days of each Quarter Day, in the event that the Unrestricted Group (taken as a whole, but excluding any member of the Unrestricted Group which is a Guarantor) has received cash (or its equivalent) and/or property, plant and equipment from the Restricted Group (taken as a whole) and/or in respect of whose liabilities the Restricted Group (taken as a whole) has issued guarantees and at any time during the Quarterly Period ending on such Quarter Day the aggregate of (i) the principal amount of such cash (or its equivalent) which has not been repaid, (ii) the book value of such property plant and equipment and (iii) the maximum amount so guaranteed, is in excess of $50,000,000, one or more Subsidiaries of the Original Borrower which are members of the Unrestricted Group (and which are not already Guarantors) and which have received all or part of the cash (or its equivalent) and/or property, plant and equipment and/or benefit of a guarantee referred to herein, shall to the extent necessary to ensure that the aggregate of (i) the principal amount of such cash (or its equivalent) which has not been repaid, (ii) the book value of such property plant and equipment and (iii) the maximum amount so guaranteed is in respect of members of the Unrestricted Group which are not Guarantors does not exceed $50,000,000, become an Acceding Guarantor immediately by delivering to the Agent a Deed of Guarantor Accession, duly executed by such Subsidiary or Subsidiaries and the Original Borrower.

10.18.4 The Original Borrower shall procure that, at the same time as a Deed of Guarantor Accession is delivered to the Agent, there is delivered to the Agent all the applicable documents and evidence listed in part B of schedule 3, in respect of the relevant Subsidiary and the Original Borrower, in each case in form and substance satisfactory to the Agent, acting reasonably.

10.18.5 Delivery of a Deed of Guarantor Accession duly executed by an Acceding Guarantor and the Original Borrower constitutes confirmation by the relevant Acceding Guarantor and the Original Borrower that the representations and warranties set out in clause 11.1 and to be made by them on the date of the Deed of Guarantor Accession in accordance with clause 11.4 are correct, as if made by it with reference to the facts and circumstances then existing.

10.18.6 Each Acceding Guarantor, before entering into a Deed of Guarantor Accession, shall comply with all relevant legislation in its Relevant Jurisdiction(s), to the satisfaction of the Security Trustee, to ensure that its giving of, and performance under, the Guarantee is in compliance with all relevant provisions of such legislation and to ensure that its giving of, and performance under, the Guarantee is legal, valid and binding on such Acceding Guarantor subject to any general principles of law limiting its obligations which are specifically referred to in clause 10.1 hereof and in any legal opinion delivered pursuant to part A of schedule 3 in relation to the Guarantee.

10.18.7 Each Finance Party irrevocably authorises the Security Trustee to countersign each Deed of Guarantor Accession on its behalf without any further consent of, or consultation with, any of the Finance Parties.

10.18.8 On receipt by the Security Trustee of a Deed of Guarantor Accession duly executed by the Original Borrower and the Acceding Guarantor, together with the documents and evidence listed in part B of schedule 3 applicable to such Acceding Guarantor and the Original Borrower in form and substance satisfactory to the Agent, such Acceding Guarantor shall become a


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


       Guarantor and, in the case of a Material Subsidiary which becomes an Acceding Guarantor pursuant to clause 10.18.1, a member of the Restricted Group under this Agreement.

11     REPRESENTATIONS AND WARRANTIES

11.1   REPEATED REPRESENTATIONS AND WARRANTIES

       Each Obligor (other than the Immediate Shareholder) in respect of itself and its Subsidiaries, the Immediate Shareholder (in respect of itself only) and, as the case may be, the Ultimate Shareholder (in respect of itself only) represents and warrants to each of the Finance Parties that:

11.1.1 DUE INCORPORATION

       the Ultimate Shareholder, all the Obligors and the members of the Restricted Group are duly incorporated or formed and validly existing under the laws of their respective places of incorporation or formation and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

11.1.2 CORPORATE POWER

       it has power to execute, deliver and perform its obligations under the Finance Documents to which it is party and, in the case of the Borrowers, to borrow under this Agreement; all necessary corporate, shareholder and other action has been, or in the case of clause 3.6 will be, taken to authorise the execution, delivery and performance of the same and no limitation on its powers to borrow or on its powers to give guarantees will be exceeded as a result of utilisation of the Facilities or as a result of the giving of the Guarantee;

11.1.3 BINDING OBLIGATIONS

       the Finance Documents to which it is a party, when executed and delivered by the relevant Obligor, will, subject to any general principles of law limiting its obligations which are specifically referred to in clause
       10.1 hereof and in any legal opinion delivered pursuant to part A of schedule 3 in relation to the relevant Finance Document, with the exception of the Licence Securities, constitute valid and legally binding obligations of such Obligor enforceable in accordance with their respective terms;

11.1.4 NO CONFLICT WITH OTHER OBLIGATIONS

       the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Finance Documents to which it is party will not (i) contravene in any material respect any existing applicable law, statute, rule or regulation generally applicable to transactions of this type or any judgment, decree or permit to which such Obligor is subject and aware of, (ii) conflict with in any material respect, or result in any material breach of any of the terms of, or constitute a material default under, any material agreement or other instrument to which such Obligor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of such Obligor's constitutive documents (iv) breach in any respect any term of the Licences, (iv) breach in any material respect any term of the Necessary Authorisations or (v) save for the Encumbrances granted to the Security Trustee pursuant to the Security Documents, result in the creation or imposition of or oblige any member of the Group to create any Encumbrance (other than a Permitted Encumbrance) on any member of the Group's undertakings, assets, rights or revenues;

11.1.5 NO FILINGS REQUIRED

       it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document, that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Finance Documents (or, if it is necessary to take such actions or make such payment, it has been done or will be done within the applicable time period for such action or payment or, if no such time period is specified, as soon as is practical) and the Finance Documents are in proper form for their enforcement in the courts of any Relevant Jurisdiction;

11.1.6   NO LITIGATION

         save as disclosed in schedule 10 and in the Immediate Shareholder's 10-K for the year ending 31st December 1999 or in writing to Agent, no litigation, arbitration or administrative proceeding is to the knowledge of such Obligor taking place, pending or threatened against any member of the Group which would reasonably be likely to have a Material Adverse Effect;

11.1.7   FINANCIAL STATEMENTS CORRECT AND COMPLETE

         (a) the audited consolidated financial statements of the Immediate Shareholder Group, in respect of the financial year ended on 31 December 1999 as delivered to the Agent have been prepared in accordance with GAAP which principles have been consistently applied and present fairly and accurately the financial position of each of the Immediate Shareholder Group as at such date and the consolidated results of the operations of each of the Immediate Shareholder Group for the financial year ended on such date and, as at such date, no member of the Immediate Shareholder Group had any material liabilities (contingent or otherwise) or any losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

         (b) the unaudited Quarterly Management Accounts for each of the Immediate Shareholder Group, the Group and the Restricted Group in respect of the Quarterly Period ended 31 March 2000 as delivered to the Agent have been prepared in accordance with GAAP whose principles have been consistently applied and present fairly and accurately the results of operations of each of the Immediate Shareholder Group, the Group and the Restricted Group for such Quarterly Period as at such date;

11.1.8   NO MATERIAL ADVERSE CHANGE

         there has been no material adverse change in the consolidated financial position of the Immediate Shareholder Group, from that set forth in the financial statements referred to in clause 11.1.7(a);

11.1.9   TITLE TO ASSETS

         each member of the Group is the legal and/or beneficial owner of and has valid title to or valid leases or licences of all its material assets free and clear of any Encumbrance (other than Permitted Encumbrances) in respect of the interest of such member of the Group in such assets;

11.1.10  INTELLECTUAL PROPERTY RIGHTS

         (a) the material Intellectual Property Rights owned by or licensed to each member of the Group are free from (i) any Encumbrance (save for Permitted Encumbrances) and (ii) any other rights or interests in favour of third parties which, in either case, relate to the interest of such member of the Group in such Intellectual Property Rights;

         (b) the Intellectual Property Rights owned by or licensed to each member of the Group are all the Intellectual Property Rights required by them in order to carry on, maintain and operate in all material respects their respective businesses, properties and assets and no member of the Group in carrying on its business infringes any Intellectual Property Rights of any third party in any material respect; and

         (c) no Intellectual Property Rights owned by any member of the Group are being infringed, nor is there any threatened infringement of any such Intellectual Property Rights which, in either case, would reasonably be likely to have a Material Adverse Effect;

11.1.11  PARI PASSU

         the obligations of the Obligors under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Obligors other than any obligations which are mandatorily preferred by law and not by contract;

11.1.12  GUARANTOR COMPANIES

             (i) each Subsidiary of the Original Borrower that on the most recent Quarter Day, was a Material Subsidiary, is a Guarantor; and

             (ii) each member of the Group which has received cash (or its equivalent) and/or property, plant and equipment from any other member of the Group and/or in respect of whose liabilities another member of the Group has issued a guarantee and which the Original Borrower is obliged to procure becomes a Guarantor pursuant to clause 10.18 has become a Guarantor.

11.2     FURTHER REPRESENTATIONS AND WARRANTIES

         Each Obligor (other than the Immediate Shareholder) in respect of itself and its Subsidiaries, the Immediate Shareholder (in respect of itself only) and, as the case may be, the Ultimate Shareholder (in respect of itself only) further represents and warrants to each of the Finance Parties that:

11.2.1   PRINCIPAL AGREEMENTS

         the Principal Agreements which have been entered into on or prior to the date of this Agreement are in full force and effect and there is no existing, pending or to the knowledge of such Obligor or threatened termination, suspension, revocation or cancellation thereof;

11.2.2   CONSENTS OBTAINED

         every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities of courts (other than the Licences and the Necessary Authorisations and the consents referred to in clause 3.6 and except in the case of any such matters required in relation to the Security Documents which will be effected within the applicable time period for so doing) required by the Ultimate Shareholder or such Obligor (as the case may be) to authorise, or required by the Ultimate Shareholder or such Obligor (as the case may be) in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Finance Documents or the performance by the Ultimate Shareholder or such Obligor (as the case may be) of its obligations under the Finance Documents has been obtained or made and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same except any such consent, authorisation, licence, approval, registration or declaration in connection with the exercise of remedies and rights under the Security Documents which seek to take security over the Necessary Authorisations and Licences;

11.2.3   NO DEFAULT

         no Default has occurred which is continuing;

11.2.4   NO WITHHOLDING TAXES

         no Taxes are imposed by withholding or otherwise on any payment to be made to any Finance Party by any Obligor under any of the Finance Documents, or are imposed on or by virtue of the execution or delivery by any Obligor of this any of the Finance Documents or any document or instrument to be executed or delivered under any of the Finance Documents;

11.2.5   LICENCES

         save as set out in schedule 10, the Licences are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof. To the best of its knowledge and belief, none of the Licences are the subject of any actual, pending or threatened attack or revocation save as set out in schedule 10;

11.2.6   NECESSARY AUTHORISATIONS

         subject to the provisions of clause 3.6, each member of the Group has obtained all material Necessary Authorisations, all such Necessary Authorisations are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof. To the best of its knowledge and belief, none of the Necessary Authorisations are the subject of any actual, pending or threatened attack or revocation that would reasonably be likely to have a Material Adverse Effect;

11.2.7   TELECOMMUNICATIONS AND CABLE LAWS

         each member of the Group is in compliance in all material respects with all Telecommunications and Cable Laws;

11.2.8   SHARES

         all shares issued by each member of the Group have been validly issued;

11.2.9   ENVIRONMENTAL MATTERS

         (a) each member of the Group is in compliance, in all respects, with all requirements of Environmental Laws except where failure to do so would not reasonably be likely to have a Material Adverse Effect;

         (b) no Environmental Claim is, to the knowledge of any member of the Group, pending, threatened or existing, as at the date of this Agreement, which would reasonably be likely to have a Material Adverse Effect; and

         (c) each member of the Group has obtained and maintains in full force and effect all Environmental Licences, and there are no facts and circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed where such revocation, suspension, amendment, variation, withdrawal or non-renewal, would reasonably be likely to have a Material Adverse Effect; and

11.2.10  COPYRIGHT MATTERS

         no Obligor has any knowledge, nor is aware of any claim, that any member of the Group is or may be liable to any person for any copyright infringement of any nature whatsoever as a result of the operation of its business which liability would reasonably be likely to have a Material Adverse Effect.

11.2.11  CHOICE OF LAW

         the choice by the Obligors of English law to govern this Agreement and the submission by the Obligors to the non-exclusive jurisdiction of the High Court of Justice in England are valid and binding subject to any general principles regarding choice of law which are specifically referred to in any legal opinion delivered pursuant to part A of schedule 3 in relation to this Agreement;

11.2.12  TRANSFER AGREEMENTS AND CUSTOMER CONTRACT AGREEMENT

         (a) all notice, consents and novation requirements required in order to validly assign or novate to (i) GTS Network all contracts referred to in the Transfer Agreements and (ii) to

               GTS Ireland all contracts in existence at the date hereof which were referred to in the Customer Contract Assignment, have been obtained and fulfilled; and

         (b) the Immediate Shareholder's interest in all assets referred to in the Transfer Agreements has been validly leased or otherwise transferred to GTS Network; and

11.2.13  SECURITY DOCUMENTS

         (a) each Obligor (other than the Immediate Shareholder) which is entitled to receive third party receivables (including without limitation, payments from customers), equal to or in excess of $5,000,000 has entered into, or will prior to the first Utilisation in accordance with the requirements of clause 3.1, enter into an Irish Debenture or a Pledge over Group Accounts and a Pledge over Third Party Receivables;

         (b) each Obligor (other than the Immediate Shareholder) which has made any intercompany loan to any member of the Group has entered into, or will prior to the first Utilisation in accordance with the requirements of clause 3.1, enter into an Irish Debenture or a Pledge over Group Accounts and a Pledge over Intercompany Receivables; and

         (c) (i) each Obligor (other than the Immediate Shareholder) which owns any property, plant and equipment which has a net book value equal to or in excess of $7,500,000 has entered into, or will prior to the first Utilisation in accordance with the requirements of clause 3.1, enter into a PPE Security and (ii) each Obligor which owns property, plant and equipment in aggregate equal to or in excess of $25,000,000 has entered into a PPE Security in respect of each individual item of plant, property and equipment which has a net book value equal to or in excess of $2,500,000.

11.3     REPETITION

         The representations and warranties in clause 11.1, (so that (a) the representation and warranty in clause 11.1.7(a) shall for this purpose refer to the then latest audited consolidated financial statements of the Immediate Shareholder Group and, commencing with the financial year ending 31 December 2000, the Group, delivered to the Agent under clause 12.1, (b) the representation and warranty in clause 11.1.7(b) shall for this purpose refer to the then latest Quarterly Management Accounts of the Immediate Shareholder Group, the Group and the Restricted Group delivered to the Agent under clause 12.1, and (c) the representation and warranty in clause 11.1.8 shall for this purpose refer to the latest audited financial statements of the Immediate Shareholder Group and, commencing with the financial year ending 31 December 2000, the Group, delivered to the Agent under clause 12.1) shall be deemed to be repeated by the Obligors and the Ultimate Shareholder on and as of each Utilisation Date as if made with reference to the facts and circumstances existing on each such day.

11.4     ACCEDING GUARANTORS AND ACCEDING BORROWERS

         In the case of a Subsidiary of the Original Borrower which becomes a party to this Agreement after the date of this Agreement, the representations and warranties in clauses 11.1.1 to 11.1.5 (inclusive), 11.1.9, 11.1.10, 11.1.11, 11.2.2, 11.2.3, 11.2.4 and 11.2.14 shall be deemed to be repeated by the Original Borrower and that Obligor on the date that such Obligor executes a Deed of Guarantor Accession, a Belgian Deed of Guarantor Accession or a Deed of Borrower Accession (as the case may be) as if made with reference to the facts and circumstances existing on such date.

12       UNDERTAKINGS

12.1     POSITIVE COVENANTS

         Each Obligor, in respect of itself and its Subsidiaries, undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrowers, it will:

12.1.1   NOTICE OF DEFAULT, AND OTHER EVENTS

         procure that the Agent is promptly informed of (in the case of (a) to (e) inclusive) or provided with a copy of (in the case of (f) to (i) inclusive):

         (a) any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

         (b) any lapse, suspension or termination of, or refusal by any person to renew or extend, any Licence or any material breach of any Licence;

         (c) (to the extent known to any member of the Group) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator where any such proceedings, investigations or actions would be reasonably likely to have a Material Adverse Effect;

         (d) any material breach of any Telecommunications and Cable Laws by any member of the Group;

         (e) any material litigation, arbitration or administrative proceedings being commenced (or threatened) against any member of the Group;

         (f) any material breach, or threatened breach or repudiation, of any Principal Agreement by any party thereto;

         (g) each agreement entered into by way of replacement of a Principal Agreement after the date of this Agreement;

         (h) any material report, notice or other communication relating to the Principal Agreements or the Licences (other than any such report, notice or communication the disclosure of which would breach a confidentiality undertaking or lead to loss of attorney client privilege);

         (i) copies of such financial and other reports and documents relating to any member of the Group and their respective affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require (other than any such report, notice or communication the disclosure of which would breach a confidentiality undertaking or lead to loss of attorney client privilege);

12.1.2   CONSENTS AND LICENCES

         without prejudice to clauses 3 and 11.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts (other than Licences, Necessary Authorisations and the consents referred to in clause 3.6) required by any Obligor and/or the Immediate Shareholder to execute and deliver the Finance Documents and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Obligors and the Immediate Shareholder under the Finance Documents;

12.1.3   USE OF PROCEEDS

         use the proceeds of Utilisations exclusively for the purposes specified in clause 1.1;

12.1.4   PARI PASSU

         ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 12.2 or the security intended to be created pursuant to the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

12.1.5   GROUP BUSINESS

         (i) (in the case of each member of the Group which is not a member of the Restricted Group) engage in Unrestricted Group Business and in no other activities; and

         (ii) (in the case of each member of the Restricted Group) engage in the Group Business and in no other activities;

12.1.6   FINANCIAL STATEMENTS

         (in the case of the Original Borrower) procure the preparation of annual audited:

         (a) consolidated financial statements of the Immediate Shareholder Group; and

         (b) commencing with the financial year ending 31 December 2000, consolidated financial statements of the Group;

         each in accordance with GAAP and cause such financial statements to be reported on by its auditors and deliver to the Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 120 days after the end of the financial year to which they relate; and

12.1.7   QUARTERLY MANAGEMENT ACCOUNTS

         (in the case of the Original Borrower) procure in respect of each Quarterly Period commencing with the Quarterly Period ending 30 June 2000, the preparation of unaudited Quarterly Management Accounts for each of the Immediate Shareholder Group, the Group and the Restricted Group and deliver sufficient copies of the same to the Agent for distribution to all of the Banks as soon as practicable but not later than (i) for each Quarterly Period (other than the Quarterly Period ending on 31 December 2000) during the year 2000, 75 days after the end of the Quarterly Period to which may relate, (ii) for each Quarterly Period ending on 31 December in any year, 120 days after the end of the Quarterly Period to which they relate and (iii) for each other Quarterly Period, 60 days after the Quarterly Period to which they relate;

12.1.8   CHANGE IN BASIS OF ACCOUNTS

         (in the case of the Original Borrower) ensure that all annual statements delivered under clause 12.1.6 are prepared in accordance with the accounting principles and practices used in the preparation of the financial statements referred to in clause 11.1.7(a) (the "ORIGINAL BASIS") consistently applied in respect of each financial year unless to do so would be inconsistent with the then current GAAP (the "NEW BASIS"). If the preparation of annual financial statements on the Original Basis is contrary to the New Basis then the Original Borrower shall promptly notify the Agent in writing of the relevant change and prepare and deliver to the Agent audited annual financial statements on the New Basis, in the opinion of the Agent, acting reasonably, such adjustments would affect the calculation of any amount used to determine compliance or otherwise with the covenants contained in clause 13.1 and/or the margin pursuant to clause 6.2 then, at its option, the Original Borrower shall either (i) deliver to the Agent with the relevant audited financial statements an unaudited reconciliation statement prepared by the Original Borrower (a "RECONCILIATION STATEMENT") showing those adjustments necessary in order to reconcile the financial statements produced on the New Basis to the Original Basis or (ii) request the Agent to enter into good faith negotiations for such amendments (if any) as are necessary to the covenants contained in clause 13.1 and/or the provisions of clauses 4.1 and 6.2 and any other provisions of this Agreement affected by such change, in which event the Agent will enter into such negotiations for a period of not more than 28 days. If agreement is reached between the Original Borrower and the Agent (acting on the instructions of the Majority Banks) within such period as to the amendment of any such covenants or provisions, then the parties hereto will enter into such documentation and take such other steps as are required to put such amendments into effect following which the Original Borrower shall then be obliged to procure the preparation and delivery to the Agent of audited financial statements on the New Basis only. If no such agreement is reached then the Original Borrower shall be obliged to procure the preparation and delivery to the Agent of audited financial statements on the New Basis accompanied by, if required, a Reconciliation Statement.

         The Original Borrower shall ensure that Quarterly Management Accounts are prepared on the basis of the same accounting principles and practices as used in the audited consolidated financial statements, save as contemplated in the agreed forms of Quarterly Management Accounts. Accordingly, where the Original Borrower is under an obligation to deliver financial statements under clause 12.1.6 on the New Basis but accompanied, if applicable, by a Reconciliation Statement, Quarterly Management Accounts shall also be delivered on the New Basis but accompanied, if applicable, by a Reconciliation Statement.

         All annual financial statements, Quarterly Management Accounts and Reconciliation Statements delivered pursuant to this clause 12.1.8 shall be delivered within the relevant time period set out in clause
         12.1.6 or 12.1.7.

         If any financial information is produced on the New Basis, but accompanied by a Reconciliation Statement for the purposes of this Agreement all calculations made under this Agreement by reference to such financial information shall be determined on the New Basis as amended by the Reconciliation Statement;

12.1.9   DELIVERY OF REPORTS

         deliver to the Agent sufficient copies for distribution to all of the Banks of each of the following documents, in each case promptly following issue thereof or (in the case of the Compliance Certificates and Accountants Reports referred to in (b) below) 10 Banking Days after the Quarterly Management Accounts or annual audited financial statements in respect of the financial period to which such Compliance Certificate or Accountants Report (as the case may be) relates are required to be delivered under clause 12.1.6 or clause 12.1.7 respectively:

         (a) every material document issued by the Original Borrower to its Shareholders or issued by any member of the Group to its creditors generally;

         (b) (in the case of the Original Borrower only) an Accountants Report from the auditors of the Immediate Shareholder Group in respect of each financial year and a Compliance Certificate from an Authorised Officer of the Original Borrower in respect of each Quarterly Period from and including the Quarterly Period ending on 30 September 2000; and

         (c) an Annual Budget for each financial year for each of the Group and the Restricted Group no later than the last day of February in such financial year;

12.1.10  FINANCIAL YEAR END

         maintain a financial year end of 31 December for each member of the Immediate Shareholder Group save with the prior written consent of the Majority Banks;

12.1.11  AUTHORISED OFFICERS

         ensure that any new or replacement Authorised Officer has provided the Agent with evidence satisfactory to it of his authority and a specimen of his or her signature(s) prior to his signing any Compliance Certificates, Utilisation Notices, or any other notices, requests or confirmations referred to in this Agreement or relating to the Facilities;

12.1.12  AUDITORS

         ensure that, at all times, Ernst & Young is appointed as auditor of each member of the Immediate Shareholder Group and not change such appointment without appointing a major accounting firm of recognised international standing and repute;

12.1.13  INSURANCE

         (i) insure and keep insured, and will procure that each of its Subsidiaries insures and keeps insured, all its properties and assets,
         (ii) maintain, and procure that each of its Subsidiaries maintains, business interruption insurance and (iii) maintain, and procure that each of its Subsidiaries maintains, third party liability insurance, in each case with underwriters or insurance companies of repute to such extent and against such risks as prudent companies, engaged in businesses similar to those of the Group, normally insure and produce to the Agent on request copies of all insurance policies from time to time effected by it and each of its Subsidiaries together with evidence of the payment of all premiums then due under such policies;

12.1.14  INSPECTION

         if required by the Agent (acting on the instructions of the Majority Banks), at any time whilst a Default is continuing, permit, to the extent it is able to do so, representatives of the Agent upon reasonable prior written notice to (i) visit and inspect the properties of any member of the Group during normal business hours (ii) inspect and make extracts from and copies of its books and records other than records which the relevant member of the Group is prohibited by law from disclosing to the Agent and/or any relevant Bank and (iii) discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects;

12.1.15  COMPLIANCE WITH LAWS AND REGULATIONS

         (i) comply and procure that its Subsidiaries comply in all material respects with the terms and conditions of all Licences and Telecommunications and Cable Laws applicable to it or any of its Subsidiaries, (ii) comply and procure that its Subsidiaries comply in all respects with all other laws, regulations agreements, licences and concessions (including the Necessary Authorisations, the Environmental Licences and Environmental Laws) applicable to it or any of its Subsidiaries except where non-compliance would not reasonably be likely to have a Material Adverse Effect;

12.1.16  TAXES

         file or cause to be filed all tax returns required to be filed in all jurisdictions in which it or any of its Subsidiaries is situated or carries on business or is otherwise subject to Taxation and will pay or cause to be paid all Taxes shown to be due and payable on such returns or any assessments made against it or any of its Subsidiaries within the period stipulated for such payment save for those being contested in good faith by appropriate proceedings in circumstances where the relevant member of the Group can lawfully withhold payment and as to which adequate reserves are being maintained by the Group;

12.1.17  LICENCES

         (a) obtain or cause to be obtained in the name of any Obligor other than the Immediate Shareholder, every Licence for which application is made after the date of this Agreement;

         (b) (i) ensure that none of the Licences are revoked, cancelled, suspended, withdrawn, terminated or expire and are not renewed or otherwise cease to be in full force and effect without a new one being put in place with an Obligor on substantially identical terms or on terms that are not materially less beneficial to the Group unless such Licence is no longer required under all applicable laws; and (ii) ensure that none of the Licences are modified in any material respect (other than modification to the same on terms that are not materially less beneficial to the Group or required by the relevant governmental or public body or authority or court in the relevant jurisdiction) and that no member of the Group commits any material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same unless such default is in respect of a matter which the relevant member of the Group is disputing in good faith by appropriate proceedings and as to which adequate reserves are being maintained by the Group and pending resolution of such dispute the Group can continue to operate under the relevant Licence;

         (c) (in the case of the Original Borrower), procure that following the transfer of a Licence to an Obligor other than GTS Network or GTS Ireland pursuant to clause 3.6.1, or the issue of a new Licence to an Obligor other than GTS Network or GTS Ireland, such Obligor which has obtained a Licence in its name, shall to the fullest extent permitted by applicable law enter into a Licence Security in form and substance satisfactory to the Agent, acting reasonably and provide the Agent with such other documents as it may reasonably require as to the power and authority of the Obligor to enter into such Licence Security;

12.1.18  NECESSARY AUTHORISATIONS

         (a) obtain or cause to be obtained in the name of any Obligor other than the Immediate Shareholder, every Necessary Authorisation for which application is made after the date of this Agreement provided that, pending the transfer of the related Licence to an Obligor pursuant to clause 3.6.1, no such Necessary Authorisation need be applied for in the name of such Obligor to the extent that, under applicable law, custom or practice in the relevant jurisdiction, such Necessary Authorisation may be held only by the holder of the related Licence in such relevant jurisdiction;

         (b) (i) ensure that none of the Necessary Authorisations are revoked, cancelled, suspended, withdrawn, terminated or expire and are not renewed or otherwise cease to be in full force and effect without a new one being put in place with an Obligor on substantially identical terms or on terms that are not materially less beneficial to the Group unless such Necessary Authorisations is no longer required under all applicable laws and (ii) ensure that none of the Necessary Authorisations are modified in any respect (other than modification to the same on terms that are not materially less beneficial to the Group or required by the relevant governmental or public body or authority or court in the relevant jurisdiction) and that no member of the Group commits any default in the observance of the conditions or restrictions (if any imposed) in, or in connection with, any of the same if, in the case of any of the matters set out in paragraphs (i) and (ii) above such matter would be reasonably likely to have a Material Adverse Effect;

12.1.19  SUBORDINATION OF SHAREHOLDER FUNDING

         (in the case of the Original Borrower) procure that prior to any Relevant Person (other than the Immediate Shareholder) making any Borrowed Money available to any member of the Group, such Relevant Person shall enter into a Subordination Deed, an Assignment of Shareholder Loans and a Security Provider's Deed of Accession and provide the Agent with such documents and evidence as it may reasonably require as to the power and authority of the Relevant Person to enter into such Subordination Deed, Assignment of Shareholder Loans and Security Provider's Deed of Accession and that the same constitute valid and legally binding obligations of such Relevant Person enforceable in accordance with its terms subject to any qualifications set out in the legal opinions referred to in part A of schedule 3 which are applicable to the relevant Security Document;

12.1.20  OBLIGOR GROUP

         ensure that at all times each of the total assets, revenues and Net Operating Cash Flow of the Obligors which are members of the Restricted Group (taken together) is not less than 90 per cent. of the consolidated total assets, consolidated revenues and Consolidated Net Operating

         Cash Flow respectively of the Restricted Group. For the purposes of this clause 12.1.20 the revenues and Net Operating Cash Flow of the Restricted Group or any Obligor shall be determined by reference to the Twelve Month Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement and total assets of the Restricted Group or any Obligor shall be determined as at such Quarter Day by reference to such Quarterly Management Accounts. In determining compliance with the undertaking contained in this clause
         12.1.20 following any acquisition by a member of the Restricted Group the consolidated revenues and Consolidated Net Operating Cash Flow of the Restricted Group shall be adjusted to take account of the revenues and Net Operating Cash Flow attributable to the acquisition in respect of the Twelve Month Period ending on such Quarter Day and the consolidated total assets of the Restricted Group shall be adjusted to take account of the total assets attributable to such acquisition as at such Quarter Day;

12.1.21  PRINCIPAL AGREEMENTS

         procure that all Principal Agreements entered into after the date of this Agreement are entered into by an Obligor;

12.1.22  SECURITY

         (a) each Obligor who has entered into a Security Document shall at its own expense take all such action as the Security Trustee may reasonably require (to the extent legally possible and commercially practicable) for the purpose of perfecting or protecting the Security Trustee's rights under and preserving the security interests intended to be created or evidenced by any of the Security Documents and following the making of any declaration pursuant to clause 14.2 for facilitating the realisation of any such security or any part thereof.

         (b) (in the case of the Original Borrower) procure within 30 days of each Quarter Day:

              (i) any Obligor which was entitled to receive third party receivables equal to or in excess of $5,000,000 at any time during the Quarterly Period ending on such Quarter Day (determined as at such Quarter Day by reference to the relevant Quarterly Management Accounts), shall enter into a Pledge over Group Accounts and a Pledge of Third Party Receivables;

              (ii) (A) any Obligor which acquires any property, plant and equipment with an individual net book asset value equal to or in excess of $7,500,000 at any time during the Quarterly Period ending on such Quarter Day (determined as at such Quarter Day by reference to the relevant Quarterly Management Accounts) shall enter into a PPE Security and (B) any Obligor which has property, plant and equipment which has an aggregate net book value equal to or in excess of $25,000,000 at any time during the Quarterly Period ending on such Quarter Day (determined as at such Quarter Day by reference to the relevant Quarterly Management Accounts), shall enter into a PPE Security in respect of each individual item of property, plant and equipment which has a net book value in excess of $2,500,000;

              (iii) any member of the Group (other than the Original Borrower and GTS Ireland) which makes any intercompany loans shall enter into a Pledge over Group Accounts and a Pledge over Intercompany Receivables;

         (in the case of (b) above) the Original Borrower shall procure that each Obligor shall also enter into a Security Providers Deed of Accession and provide the Agent with such documents and evidence as it may reasonably require as to the power and authority of such Obligor to enter into the relevant Security Documents and a Security Provider's Deed of Accession and that the same constitutes valid and legally binding obligations of such Obligor enforceable in accordance with its terms subject to any qualifications set out in the legal opinions referred to in part A of schedule 3 which are applicable to the relevant Security Document;

12.1.23  TRANSFERS FROM THE RESTRICTED GROUP TO THE UNRESTRICTED GROUP

         ensure that the aggregate of (i) the principal amount of all cash (or its equivalent) which has not been repaid and (ii) all property, plant and equipment, transferred by the Restricted Group (taken as a whole) to the Unrestricted Group (taken as a whole) since 1 January 2000 does not exceed $200,000,000 plus an amount equal to the aggregate of (A) any funds lent by the Immediate Shareholder in cash to the Original Borrower as Shareholder Loans or contributed to the Original Borrower in cash as equity to the extent that (a) such cash is not applied in curing a financial ratio breach pursuant to clause 13.3 and (b) such cash represents the net proceeds of any new Borrowed Money or equity raised by the Immediate Shareholder after the date of this Agreement and (B) up to a maximum aggregate amount of $100,000,000, the fair market value of any property, plant and equipment (as determined by an independent expert reasonably acceptable to the Agent (acting on the instructions of the Majority Banks)) of any member of the Unrestricted Group which becomes a member of the Restricted Group after the date of this Agreement on the date it becomes a member of the Restricted Group to the extent that the acquisition of such property, plant and equipment was funded by cash received from the Restricted Group or transferred to the relevant company by a member of the Restricted Group in accordance with this clause 12.1.23; and

12.1.24  IMMOVEABLE ASSETS SUBJECT TO THE TRANSFER AGREEMENT

         in the event that any of the assets referred to in the Transfer Agreement are stated to have been leased (rather than transferred) take all reasonable steps required to transfer title to such assets to GTS Network within 3 months of the date of this Agreement.

12.2     NEGATIVE COVENANTS

         Each Obligor (other than the Immediate Shareholder in respect of clauses 12.2.2, 12.2.4, 12.2.5, 12.2.6, 12.2.7, 12.2.8, 12.2.9,
         12.2.10, 12.2.11 and 12.2.12) in respect of itself and its Subsidiaries undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrowers, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

12.2.1   NEGATIVE PLEDGE

         it will not permit any Encumbrance (other than the Permitted Encumbrances) by any member of the Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Group or any other person;

12.2.2   NO MERGER

         it will not merge or consolidate with any other company or person and it will procure that no member of the Group merges or consolidates with any other company or person save for (i) any merger or consolidation undertaken in accordance with the conditions set out in clause 12.2.8, and/or (ii) mergers between any member of the Group with any or all of the other members of the Group ("ORIGINAL ENTITIES") into one or more entities (each a "MERGED ENTITY") provided that in each case:

         (a) reasonable details of the proposed merger in order to demonstrate satisfaction with clauses (b) to (d) below are provided to the Agent at least 10 days before the merger is to be consummated;

         (b) such Merged Entity is a member of the Group and is liable for the obligations of the relevant Original Entities (including the obligations under the Finance Documents) which remains unaffected thereby and entitled to the benefit of all the rights of such Original Entities;

         (c) such Merged Entity has entered into Security Documents which provided security over the same assets of at least an equivalent nature and ranking to the security provided by the relevant Original Entities pursuant to any Security Documents entered into by them and any possibility of the Security Documents referred to in this clause 12.2.2(c) or clause 12.2.2(d) below being challenged or set aside is not greater than any such possibility in relation to the Security Documents entered into by or in respect of the share capital of any relevant Original Entity;

         (d) (if all or any part of the share capital of the relevant Original Entities was charged pursuant to a Security Document) the equivalent part of the share capital of such Merged Entity is charged pursuant to a Security Document on terms of at least an equivalent nature and equivalent ranking as any Security Document relating to the shares in each relevant Original Entity;

         (e) that all the property and other assets of the relevant Original Entities are vested in the Merged Entity and that the Merged Entity has assumed all the rights and obligations of the relevant Original Entities under the Principal Agreements, the Licences and all Necessary Authorisations and/or replacements have been entered into by or issued in favour of the Merged Entity;

12.2.3   DISPOSALS

         save for Permitted Disposals and, in the case of the Immediate Shareholder, the transfers contemplated by clause 3.6 and any other transfer of assets from the Immediate Shareholder to the Group, it will not and will procure that no other member of the Group will sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not, including by way of de-merger;

12.2.4   INTRA-GROUP ACCOUNTS

         it will not subordinate, assign, postpone, defer or otherwise dispose of any Indebtedness owing to it by any member of the Group and will procure that no member of the Group will subordinate, assign, postpone or defer or otherwise dispose of, any Indebtedness owing to it by any other member of the Group save as required pursuant to this Agreement

12.2.5   BORROWED MONEY

         it will not and will procure that no member of the Group will create, assume, incur or otherwise permit to be outstanding any Borrowed Money (other than Permitted Borrowings);

12.2.6   GUARANTEES

         it will not and will procure that no member of the Group will incur any obligations or assume any liability under any guarantee other than Permitted Guarantees;

12.2.7   REDUCTION OF SHARE CAPITAL/ISSUE OF SHARES

         (a) other than (subject to the terms of the Security Documents) any such reduction, purchase or redemption resulting in any dividend or distribution either (i) to any member of the Group, (ii) to the Immediate Shareholder, it will not and will procure that no member of the Group will reduce its capital or purchase or redeem any class of its shares; and

         (b) it will not issue, and will procure that no member of the Group issues, any shares of any class other than in accordance with clause 12.2.2 provided that any member of the Group may issue shares to any other member of the Group and the Original Borrower may issue shares to the Immediate Shareholder so long as (if any of the existing shares in the relevant member of the Group are charged or pledged pursuant to any Security Document) such shares are contemporaneously with the issue thereof charged or pledged pursuant to the terms of a Security Document and there are delivered at the same time to the Security Trustee the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Agent may reasonably require as to the power and authority of the relevant chargor to enter into such Security Document and that the same constitutes valid and legally binding obligations of such chargor enforceable in accordance with its terms subject (to the extent applicable) to the qualifications in the legal opinions referred to in part A of schedule 3;

12.2.8   ACQUISITIONS

         it will not and will procure that no member of the Group will enter into any joint venture or partnership arrangements, makes any acquisition of shares of or other ownership interests in any person or acquires all or a substantial part of the assets, property or business of any other person or any other person or any assets that constitute a division or operating unit of the business of any other person (other than an acquisition of assets in the ordinary course of business from a supplier or a subsidiary of a supplier for the purposes of the Group Business) unless (i) on the date of such Restricted Acquisition the ratio of Senior Debt (adjusted to include any relevant Borrowed Money attributable to such Restricted Acquisition) to Annualised Consolidated Net Operating Cash Flow (determined by reference to the most recently ended Six Month Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement, but adjusted to take account of the Net Operating Cash Flow, whether positive or negative, attributable to such Restricted Acquisition for the Six Month Period in respect of which Consolidated Annualised Net Operating Cash Flow is determined) is less than 4.0:1, and (ii) such Restricted Acquisition is for the purpose of the Group Business. The Original Borrower shall provide the Agent with such evidence as it may reasonably request to verify such calculation;

12.2.9   LOANS

         it will not and will procure that no other member of the Group will make any loan or advance to, or enter into any transaction having the effect of lending money with, any person (including the acquisition of any document evidencing Borrowed Money, loan stock or other debt securities) other than (i) loans from members of the Group to the Immediate Shareholder to the extent that the same constitute Permitted Payments, (ii) normal trade credit in the ordinary course of day to day trading, (iii) loans from a member of the Group to another member of the Group provided that (taken as a whole) to the extent that any such loans (in aggregate) to any member of the Unrestricted Group exceed $10,000,000 the proceeds of such loans are paid to an account which is the subject of a valid and legally binding Encumbrance under a Security Document, or to satisfy an obligation of the relevant member of the Group incurred in the ordinary course of the Group Business or the Unrestricted Group Business (as applicable) which has fallen due or will fall due shortly thereafter and (iv) loans and advances to employees in the ordinary course of business not to exceed $3,000,000 in the aggregate at any time outstanding;

12.2.10  CAPITAL EXPENDITURE

         it will not and will procure that no other member of the Group will incur any capital expenditure other than in relation to the Group Business or the Unrestricted Group Business (as applicable);

12.2.11  DERIVATIVES CONTRACTS

         it will not and will procure that no other member of the Group will enter into any interest rate or currency swaps or other hedging arrangement for speculative purposes or otherwise other than (i) interest rate hedging directly relating to liabilities incurred in relation to the Group Business or the Unrestricted Group Business (as the case may be); (ii) interest rate hedging directly relating to the risk management of any Borrowed Money of the Group (other than the Shareholder Loans); and (iii) currency hedging of foreign exchange liabilities or assets of the Group on a transactional basis (which, for the avoidance of doubt, shall not include any hedging of the High Yield Securities or any intercompany loans from the Ultimate Shareholder or the Immediate Shareholder to any member of the Group).

12.2.12  RESTRICTED PAYMENTS

         it will not and will procure that no other member of the Group will make any Restricted Payments other than Permitted Payments; and

12.3     CHANGE TO NEGATIVE COVENANTS

         On the later of (i) the date when the ratio of Senior Debt to Annualised Consolidated Net Operating Cash Flow (calculated by reference to the most recently ended Six Month Period in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement) is less than 3.0:1 and (ii) the day falling twenty four calendar months after the date of this Agreement, clause
         12.2.12 shall cease to apply.

13       FINANCIAL COVENANTS

13.1     FINANCIAL COVENANTS

         The Original Borrower undertakes with each of the Finance Parties, from the date of this Agreement and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrowers:

13.1.1   SENIOR DEBT TO ANNUALISED CONSOLIDATED NET OPERATING CASH FLOW

         to ensure that on each Quarter Day falling within the period set out in column (1) below the ratio of Senior Debt to Annualised Consolidated Net Operating Cash Flow (calculated on each such Quarter Day by reference to the Six Month Period ending on such day) shall not exceed the ratio set out against such period in column (2) below:

                                                (1)                                                 (2)
                                               PERIOD                                              RATIO
                                               ------                                         -----------------
         from the date of this Agreement to (and including) 30 June 2002                            6.0:1
                                                                                               -----------------
         from (and including) 1 July 2002 to (and including) 30 June 2003                           5.0:1
                                                                                               -----------------
         from (and including) 1 July 2003 to (and including) 30 June 2004                           4.0:1
                                                                                               -----------------
         from (and including) 1 July 2004 and thereafter                                            3.0:1
                                                                                               =================

13.1.2   SENIOR DEBT INTEREST COVER

         to ensure that on each Quarter Day falling within the period set out in column (1) below, the ratio of Annualised Consolidated Net Operating Cash Flow (calculated on each such Quarter Day by reference to the Six Month Period ending on such day) to the amount of Senior Debt Interest Charges incurred during the Twelve Month Period ending on such Quarter Day shall be greater than the number set out against such period in column (2) below:

                                                 (1)                                                 (2)
                                                PERIOD                                              RATIO
                                                ------                                         -----------------
         from the date of this Agreement to (and including) 30 June 2002                            2.0:1
                                                                                               -----------------
         from (and including) 1 July 2002 to (and including) 30 June 2003                           2.5:1
                                                                                               -----------------
         from (and including) 1 July 2003 and thereafter                                            3.0:1
                                                                                               =================

13.1.3   TOTAL DEBT INTEREST COVER

         to ensure that on each Quarter Day falling within the period set out in column (1) below the ratio of Annualised Consolidated Net Operating Cash Flow (calculated on each such Quarter Day by reference to the Six Month Period ending on such day) to the amount of Total Debt Interest Charges incurred during the Twelve Month Period ending on such Quarter Day shall not be less than the number set out against such period in column (2) below:

                                                (1)                                                 (2)
                                                 YEAR                                               RATIO
                                                ------                                         -----------------

         from the date of this Agreement to (and including) 31 December 2001                         1.0:1
                                                                                               -----------------
         from (and including) 1 January 2002 to (and including) 31 December 2002                    1.25:1
                                                                                               -----------------
         from (and including) 1 January 2003 to  (and including) 31 December 2003                   1.50:1
                                                                                               -----------------
         from (and including) 1 January 2004 to (and including) 31 December 2004                    1.75:1
                                                                                               -----------------
         from (and including) 1 January 2005 thereafter                                             2.00:1
                                                                                               =================

13.1.4   PRO FORMA DEBT SERVICE COVER

         to ensure that on each Quarter Day from (and including) 30 June 2003 the ratio of Annualised Consolidated Net Operating Cash Flow (calculated on each Quarter Day by reference to the Six Month Period ending on such day) to Pro Forma Senior Debt Service calculated by reference to such Quarter Day shall not be less than 1.25:1.

13.2     AUDITORS' CERTIFICATE

         If at any time the Majority Banks do not consider that any figure set out in any Compliance Certificate issued by any Authorised Officer is correct, they shall be entitled within 30 days of the date of the delivery of such Compliance Certificate to the Agent pursuant to clause
         12.1 to call for a certificate from the Original Borrower's auditors as to such figure. For such purposes the Original Borrower's auditors shall act as independent experts and not as arbitrators and every such certificate shall be addressed to the Agent (on behalf of the Banks) and be at the expense of the Original Borrower (unless the certificate so provided by the Original Borrower's conditions shows the figures set out in the Compliance Certificate are in fact correct in which case the such certificate shall be at the expenses of the Banks). The Majority Banks may only call for one such certificate in any four consecutive Quarterly Periods unless the relevant figure set out in any Compliance Certificates provided by an Authorised Officer in respect of any Quarterly Period in such four consecutive Quarterly Periods is incorrect in which case such limitation shall not apply. If the Majority Banks call for such a certificate all calculations under this Agreement by reference to the relevant figure shall (a) until the Original Borrower's auditors deliver the relevant certificate under this clause 13.2 be made by reference to the figure set out in the relevant Compliance Certificate delivered to the Agent under this Agreement and (b) following the delivery by the Original Borrower's auditors of a certificate under this clause 13.2 be made by reference to such certificate and the Original Borrower undertakes forthwith to take all action including, without limited, the repayment of all or part of the Facilities so as to procure that all action taken on the basis of the relevant Compliance Certificate which on the basis of such auditors' certificate would not have been permitted is reversed. Accordingly, where relevant, the Margin shall be adjusted appropriately with retrospective effect and any additional amounts which would already have fallen due and payable shall be payable by the Original Borrower within 5 Banking Days of demand by the Agent.

13.3     CURE PROVISIONS

13.3.1 The Finance Parties agree that the Original Borrower may, within 30 days of the delivery of a Compliance Certificate identifying a breach of the financial ratios set out in clauses 13.1.1, 13.1.2, 13.1.3 or 13.1.4, cure such breach in accordance with this clause 13.3 so that the Event of Default which would otherwise have arisen from any such breach is deemed not to have arisen.

13.3.2   Subject to clause 13.3.2, a breach of clauses 13.1.1, 13.1.2, 13.1.3 or
         13.1.4 may be cured by the making of a sufficient amount of Shareholder Contributions such that when such amount is added to the amount of the Consolidated Net Operating Cash Flow of the Restricted Group used in the calculation of the relevant financial covenant, the Annualised Consolidated Net Operating Cash Flow or Consolidated Net Operating Cash Flow of the Restricted Group as so adjusted would be increased to such an amount that the Original Borrower would comply with the financial covenants set out in those clauses which were breached as if such financial covenants were tested against the ratio that was breached on the date of the receipt by the Original Borrower of such Shareholder Contributions. For the avoidance of doubt, such amount shall be available for the Original Borrower to use for its general corporate purposes and/or to prepay the Total Outstandings in accordance with this Agreement and shall be added to the amount of Consolidated Net Operating Cash Flow for the purposes of determining compliance with the financial covenants with respect to each date for testing such financial covenants in respect of which Annualised Consolidated Net Operating Cash Flow is calculated using Consolidated Net Operating Cash Flow of the Group for the Quarterly Period in respect of which the amount of the relevant shareholder contribution is added.

13.3.3   The financial covenants contained in clauses 13.1.1, 13.1.2, 13.1.3 or
         13.1.4 may not be cured in accordance with this clause 13.3 in respect of separate breaches of all or any of such clauses on more than two consecutive Quarter Days.

13.3.4 The amount of any Shareholder Contributions made pursuant to this clause 13.3 shall not be included in the calculation of Annualised Consolidated Net Operating Cash Flow for the purposes of clauses 4, 6.2 or 12.2.8.

14       EVENTS OF DEFAULT

14.1     EVENTS OF DEFAULT

         Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of an Obligor):

14.1.1   NON-PAYMENT:

         any Borrower fails to pay (i) any principal amount (including any amount payable under clause 5.6) due and payable under this Agreement on the due date or (ii) any interest or any other sum hereunder after 5 days when the same shall become due and payable and, in each such case, in the currency and in the manner stipulated in this Agreement; or

14.1.2   BREACH OF CERTAIN OBLIGATIONS

         any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.18.2, 10.18.3, 12.1.6, 12.1.7, 12.1.8, 12.1.9(c), 12.1.16 and 12.2
         or, subject to being cured in accordance with clause 13.3, clause 13.1; or

14.1.3   BREACH OF OTHER OBLIGATIONS

         any Obligor or any GTS Creditor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any Finance Document to which it is a party (other than failure to pay any sum when due or any breach of the undertakings referred to in clause 14.1.2) and, in respect of any such breach or omission which is capable of remedy, such action as the Agent may reasonably require shall not have been taken within 30 days of the Agent notifying the relevant Obligor or the relevant GTS Creditor (as the case may be) of such default and of such required action; or

14.1.4   MISREPRESENTATION

         any representation or warranty made or deemed to be made or repeated by or in respect of any Obligor or any GTS Creditor or any other member of the Group in or pursuant to any Finance Document or in any notice, certificate or statement referred to in or delivered under any Finance Document is or proves to have been incorrect or misleading in any material respect; or

14.1.5   SECURITY DOCUMENTS

         any Security Document is not or ceases to be effective in any material respect or any GTS Creditor or any member of the Group (or any liquidator, administrator, administrative or other receiver or similar officer) shall bring proceedings to challenge, the prior status of the charges created by (in the case of a Subordination Deed, the subordination effected by) the Security Documents or the validity or enforceability of the Security Documents (other than, in each case, any Licence Security); or

14.1.6   CROSS-DEFAULT

         (i) any Borrowed Money of any member of the Immediate Shareholder Group is not paid when due or (ii) any Borrowed Money of any member of the Immediate Shareholder Group becomes (whether by declaration validly made or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or (iii) any creditor of any member of the Immediate Shareholder Group becomes entitled to declare any Borrowed Money of any member of the Immediate Shareholder Group so due and payable or to require cash collateralisation or security for any such Borrowed Money or (iv) any facilities or commitment available to any member of the Immediate Shareholder Group relating to Borrowed Money is withdrawn, suspended or cancelled, and the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events shall have occurred and be continuing is equal to or greater than $25,000,000 or its equivalent in the currency in which the same is denominated and payable; or

14.1.7   LEGAL PROCESS

         any judgment or order for an amount of at least $10,000,000 (or its equivalent) is made against any member of the Group and is not stayed, complied with or discharged within 14 days or a creditor attaches or takes possession of, or any distress, execution, attachment, sequestration or other process arising out of any claim by any third party is levied or enforced upon, or sued out against, all or any material part of the undertakings, assets, rights or revenues of any member of the Group and is not discharged within 14 days; or

14.1.8   INSOLVENCY

         any Obligor is, or is deemed for the purpose of any law applicable to it to be, unable to pay its debts generally as they fall due or to be insolvent or admits its inability generally to pay its debts as they fall due or suspends making payments on all or any class of its debts or announces an intention to do so or declares a moratorium in respect of its Indebtedness generally and, more particularly: (i) with respect to any Obligor incorporated in Belgium, any such Obligor is declared bankrupt under the Bankruptcy Act of 8 August 1997 of Belgium (or any replacement enactment therefor which is enacted after the date of this Agreement) or is otherwise subject to the proceeding provided in
         Section 8 of that Bankruptcy Act or takes any step to or otherwise enters into composition proceedings under the Composition Act of 17 July 1997 of Belgium (or any replacement enactment therefor which is enacted after the date of this Agreement); or (ii) with respect to any Obligor incorporated in the Netherlands, and such Obligor is declared bankrupt (in staat van faillissement verklaard) or enters into a primary or definitive moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillisementswet); or

14.1.9   WINDING UP

         any petition is presented and is not discharged within 14 days or other step is taken by any Obligor for the purpose of the winding up of such company (not being a petition or step which can be demonstrated to the satisfaction of the Agent by providing an opinion of leading lawyers in the relevant jurisdiction is frivolous, vexatious or an abuse of the process of the court) or an order is made or resolution passed for the winding up of any Obligor or a notice is issued convening a meeting for the purpose of passing any such resolution other than for the purposes of a voluntary amalgamation or reconstruction previously approved in writing by the Agent acting on the instructions of the Majority Banks (acting reasonably); or

14.1.10  ADMINISTRATION/EXAMINATION

         any petition is presented or resolution passed for the appointment of an administrator or an examiner of or to any Obligor and, in the case of an administrator only, any such petition is not withdrawn or shown to be frivolous and vexatious to the reasonable satisfaction of the Agent not less than two Banking Days before the first date fixed for hearing of such petition or an administration order, or an order to appoint an examiner is made in relation to any Obligor; or

14.1.11  APPOINTMENT OF RECEIVERS AND MANAGERS

         any administrative or other receiver is appointed of any Obligor or any material part of their respective assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any material part of the assets of any Obligor and is not discharged within 14 days; or

14.1.12  COMPOSITIONS

         any steps are taken, by any Obligor with a view to proposing any kind of composition, compromise or arrangement involving such company and its creditors generally; or

14.1.13  ANALOGOUS PROCEEDINGS

         there occurs, in relation to any Obligor, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their respective assets is subject, any event which corresponds with, or have an effect equivalent or similar to, any of those mentioned in clauses 14.1.7 to 14.1.12 (inclusive), or any Obligor otherwise becomes the subject, in any such country or territory, of insolvency, bankruptcy or liquidation proceedings or any such proceedings are commenced against any Obligor and not discharged within the equivalent periods mentioned in clauses 14.1.7 to 14.1.12; or

14.1.14  CESSATION OF GROUP BUSINESS

         the Group suspends or ceases to carry on in any material respect the Group Business; or

14.1.15  SEIZURE

         all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, any member of the Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

14.1.16  PRINCIPAL AGREEMENTS

         any Principal Agreement is terminated, suspended, revoked or cancelled or otherwise ceases to be in full force and effect unless such Principal Agreement is replaced by a fibre lease agreement or agreements or capacity contract or contracts (which are accounted for as capital leases in accordance with GAAP) or alternative arrangements (including providing own build network or wireless transmission), in each case, providing sufficient alternative capacity on terms that are not materially less beneficial to the Restricted Group or (as the case may be) the Immediate Shareholder than the predecessor Principal Agreement, within 60 days of such

         Principal Agreement being so terminated, suspended, revoked, cancelled or ceasing to be in full force and effect, or the Original Borrower has failed to demonstrate to the reasonable satisfaction of the Majority Banks that such event would not materially adversely affect the operations of the Restricted Group; or

14.1.17  UNLAWFULNESS

         it becomes unlawful at any time for any Obligor or any GTS Creditor to perform any of its material obligations under any Finance Document to which it is a party or any of the material obligations of any Obligor or any GTS Creditor under any of the Finance Documents to which it is a party becomes unenforceable in any way or there ceases to be security over any material relevant property or assets of the relevant Obligor (or, in the case of a Subordination Deed, any payment due from a member of the Group to a GTS Creditor, is not or ceases to be subordinated to the amounts owing under this Agreement) as intended to be created by the Security Documents; or

14.1.18  TELECOMMUNICATIONS AND CABLE LAWS

         any member of the Group fails to comply with any term or condition of Telecommunications and Cable Law where such non-compliance would reasonably be likely to have a Material Adverse Effect or a material adverse effect on the Group Business or financial condition of the Group taken as a whole; or

14.1.19  REPUDIATION

         any Obligor or any GTS Creditor repudiates any Finance Document to which it is a party or threatens in writing to repudiate any Finance Document to which it is a party; or

14.1.20  MATERIAL EVENTS

         any guarantee is issued pursuant to paragraph (f) of the definition of Permitted Guarantees and the Majority Banks consider that an Obligor may not be able to perform all or any of its obligations under the Finance Documents or any other event occurs or circumstances arise which in the opinion of the Majority Banks (acting reasonably) would reasonably be likely to have a Material Adverse Effect; or

14.1.21  CHANGE OF CONTROL

         the Immediate Shareholder ceases directly to own or the Ultimate Shareholder ceases indirectly to own that part of the issued share capital of the Original Borrower representing more than 50 percent of the voting and economic interest in the Original Borrower; for the purposes of this clause 14.1.21, the Ultimate Shareholder's indirect interest in the Original Borrower shall be calculated by multiplying the percentage ownership interest in each company through which it owns its interest in the Original Borrower by the percentage ownership interest of the Immediate Shareholder in the Original Borrower; or

14.1.22  REGULATORY COMPLIANCE

         (i) any Licence is terminated, cancelled or revoked (before a new one is put in place with an Obligor (other than the Immediate Shareholder) on substantially identical terms or on terms that are not materially less beneficial to the Group unless such Licence is no longer required under all applicable laws) or (ii) the relevant authorities notify the member of the Group in writing that any Licence will be terminated, cancelled or revoked unless the relevant member of the Group is disputing such notice in good faith by all appropriate proceedings and demonstrates to the reasonable satisfaction of the Majority Banks that it has a good case and pending resolution of such dispute the Group can continue to operate under such Licence, provided that if any such notification to terminate, cancel or revoke any Licence is made subject to the relevant member of the Group's compliance with any conditions it shall be an Event of Default only if the Majority Banks determine that the relevant member of the Group will not be able to satisfy such conditions within any applicable time periods; or

14.2     ACCELERATION

         The Agent may with the consent of the Majority Banks and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default and so long as the same is continuing, unremedied or unwaived by notice to the Original Borrower declare that:

14.2.1 the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

14.2.2 all or any outstanding Advances and all or any interest and commitment commission accrued and all or any other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

14.2.3 the Security Documents (or any of them) have become enforceable whereupon the same shall become enforceable; and/or

14.2.4 demand cash cover in Dollars (and/or any relevant Optional Currencies) from the Original Borrower equal to the Undrawn Face Amount (plus any interest or costs for which the Working Capital Bank is liable) of all Bank Guarantees; and/or

14.2.5 negotiate (having regard to the interests of the Borrowers but without prejudice to its liability) with any beneficiary any compromise, release, reduction or retirement of the liability of the Working Capital Bank in respect of the Undrawn Face Amount (plus any interest or costs for which the Working Capital Bank is liable) of any Bank Guarantee and any payment made by the Working Capital Bank pursuant to the same shall be treated as payment made pursuant to a claim under the Bank Guarantee for the purposes of the counter-indemnity contained in clause 5.

         On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Original Borrower (and without prejudice to clause 6.3), to select the duration of each period for the calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

14.3     DEMAND BASIS

         If, pursuant to clause 14.2.2, the Agent declares the outstanding principal amount of all or any of the Advances to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to the Original Borrower (a) call for repayment of the outstanding principal amount of all or any of the Advances on such date as may be specified in such notice whereupon the Advances shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

15       INDEMNITIES

15.1     MISCELLANEOUS INDEMNITIES

         The Original Borrower shall on demand indemnify each Finance Party, without prejudice to any of their other rights under the Finance Documents, against any loss (including loss of Margin) or expense which such Finance Party shall certify in such demand as sustained or incurred by it as a consequence of:

15.1.1 any default in payment by any Obligor or any GTS Creditor of any sum under any Finance Document when due;

15.1.2   the occurrence of any other Event of Default;

15.1.3 any repayment of all or part of any Advance being made otherwise than on its Maturity Date; or

15.1.4 any Utilisation not being made or issued for any reason (excluding any default by any Finance Party) after a Utilisation Notice has been given,

         including, in any such case, but not limited to, any loss or expense sustained or incurred by such Finance Party in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Finance Party.

15.2     CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

         No payment by any Obligor under this Agreement which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent upon the sale of the currency so received, after taking into account any costs of exchange in connection with such sale. For the avoidance of doubt, Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Obligor for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent and the date on which the Agent effects such sale, as to which the Agent shall (as against the relevant Obligor) have an absolute discretion. If any sum due from any Obligor under this Agreement or any order or judgment given or made in relation to this Agreement is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the relevant Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to this Agreement, the relevant Obligor shall indemnify and hold harmless the Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
         (ii) the rate or rates of exchange at which the relevant Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from any Obligor under the indemnity contained in this clause 15.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any costs of exchange payable in connection with the purchase of the first currency with the second currency.

15.3     ESCB RESERVE REQUIREMENTS

         The Original Borrower agrees to indemnify on demand each Bank and the Working Capital Bank against any cost or loss suffered by it as a result of complying with the reserve requirements of the European System of Central Banks to the extent such requirements relate to its participation in the Facilities and are not recoverable by such Bank under clause 16.2.

16       UNLAWFULNESS AND INCREASED COSTS; MITIGATION

16.1     UNLAWFULNESS

         If it becomes contrary to any law or regulation for any Bank or the Working Capital Bank to maintain its Commitment or fund its Contribution or to maintain its obligations under any Bank Guarantee such Bank or the Working Capital Bank (as the case may be) shall promptly, through the Agent, notify the Original Borrower whereupon (a) such Bank's or the Working Capital Bank (as the case may be) Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to repay to such Bank's or the Working Capital Bank (as the case may be) Contribution (including, in the case of the Working Capital Bank by procuring the irrevocable discharge of and the return to the Working Capital Bank of the Bank Guarantees) either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation. Any prepayment pursuant to this clause 16.1 shall be made together with all accrued interest, any additional amount payable under clauses 9.5 or 16.2 and all other amounts payable to the relevant Bank or the Working Capital Bank (as the case may be) under this Agreement, including accrued commitment commission payable under clause 8.1.3 and any amounts payable under clauses 6.3 and 15.1.

16.2     INCREASED COSTS

         If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement following the date of this Agreement (whether or not having the force of law, but, if not having the force of law, with which the relevant Bank or the Working Capital Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

16.2.1 subject any Bank or the Working Capital Bank to Taxes or change the basis of Taxation of any Bank or the Working Capital Bank with respect to any payment under this Agreement (other than Tax on Overall Net Income, of such Bank or the Working Capital Bank imposed by the jurisdiction in which such Bank's or Working Capital Bank's principal or lending office under this Agreement is located); and/or

16.2.2 increase the cost to, or impose an additional cost on, any Bank or the Working Capital Bank or its holding company in making or keeping available all or part of such Bank's Commitment or maintaining or funding all or part of such Bank's Contribution; and/or

16.2.3 reduce the amount payable or the effective return to any Bank or the Working Capital Bank under this Agreement; and/or

16.2.4 reduce any Bank's or the Working Capital Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's or the Working Capital Bank's obligations under this Agreement; and/or

16.2.5 require any Bank or the Working Capital Bank or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Bank or the Working Capital Bank (as the case may be) under this Agreement; and/or

16.2.6 require any Bank or the Working Capital Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Bank's or the Working Capital Bank's (as the case may be) Commitment or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 16.3):

         (a) such Bank or the Working Capital Bank (as the case may be) shall notify the Original Borrower through the Agent in writing of such event promptly upon its becoming aware of the same; and

         (b) the Original Borrower shall on demand, (whether or not such Bank's Contribution or the Working Capital Bank's (as the case may be) has been repaid), pay to the Agent for the account of such Bank or the Working Capital Bank (as the case may be) the amount which such Bank or the Working Capital Bank (as the case may be) specifies (in a certificate signed by a duly authorised officer of the Bank or the Working Capital Bank (as the case may be) setting forth the basis of the computation of such amount but not including any matters which such Bank or the Working Capital Bank (as the case may be) or its holding company reasonably regards as confidential) is required to compensate such Bank or the Working Capital Bank (as the case may be) and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.


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         For the purposes of this clause 16.2 and clauses 16.3 and 16.4 "holding company" means, in relation to a Bank or the Working Capital Bank, the company or entity (if any) within the consolidated supervision of which such Bank or the Working Capital Bank (as the case may be) is included.

16.3     EXCEPTIONS

         Nothing in clause 16.2 shall entitle any Bank or the Working Capital Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

16.3.1   is taken into account in calculating the Additional Cost; or

16.3.2 is the subject of an additional payment under clause 9.5 (or would have been the subject of an additional payment under such clause but for one or more of the reasons contained in clause 9.6); or

16.3.3   arises as a consequence of (or of any law or regulation implementing)
         (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in June 1999 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date of this Agreement; or

16.3.4 arises as a result of a breach by such Bank or the Working Capital Bank (as the case may be) of any regulation, request or requirement (which either (i) is in existence at the date of this Agreement or (ii) which comes into effect after the date of this Agreement and with which such Bank or the Working Capital Bank (as the case may be) would have complied if such regulation, request or requirement was in effect on the date of this Agreement) of any applicable central bank or other fiscal, monetary or other authority (whether or not having the force of law).

         For the purposes of clause 16.3.3 the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April
         1989) and the Solvency Ratio Directive (89/647/EEC of 18th December
         1989).

16.4     MITIGATION

         If circumstances arise which would, or would upon the giving of notice, result in:

16.4.1 the application of clause 6.6. in relation to any Bank or the Working Capital Bank;

16.4.2 any Obligor being required to make an increased payment to any Bank or the Working Capital Bank pursuant to clause 9.5;

16.4.3 the reduction of any Bank's or the Working Capital Bank (as the case may be) Commitment to zero or the Borrowers being required to repay any Bank's or the Working Capital Bank's (as the case may be) Contribution pursuant to clause 16.1; or

16.4.4 any Borrower being required to make a payment to any Bank or the Working Capital Bank to compensate such Bank or the Working Capital Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 16.2;

         then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under clause 9 and this clause 16, such Bank or the Working Capital Bank (as the case may be) shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or, in the case of clause 16.2.2 and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances (including (in the case of such Bank or the Working


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         Capital Bank) the transfer of its rights and obligations under this
         Agreement to another bank or financial institution acceptable to the Original Borrower) unless the taking of such steps might (in the reasonable opinion of such Bank or the Working Capital Bank (as the case may be), be prejudicial to such Bank (or the Working Capital Bank (as the case may be), or, as the case may be, its holding company) or be in conflict with such Bank's or the Working Capital Bank's (or, as the case may be, its holding company's) general banking policies or involve such Bank or the Working Capital Bank (or, as the case may be, its holding company) in any material expense or any material increased administrative burden.

16.5     REPLACEMENT OF BANKS

         If at any time, any Bank becomes a Non-Funding Bank then the Original Borrower may, on 10 Banking Days' prior written notice to the Agent and such Bank, replace such Bank by causing such Bank to (and such Bank shall) assign and transfer all of its rights and obligations under this Agreement to a Bank or other entity selected by the Original Borrower and acceptable to the Agent for a purchase price equal to such Bank's Contribution and all accrued interest, fees and other amounts payable to it under this Agreement provided that:

         (a) the Original Borrower shall have no right to replace the Agent or, save in accordance with clause 18.10, the Working Capital Bank;

         (b) neither the Agent nor any Bank shall have any obligation to the Original Borrower to find a replacement Bank or other such entity;

         (c) in no event shall the Bank hereby replaced be required to pay or surrender to such replacement Bank or other entity any of the fees received by such Bank hereby replaced pursuant to this Agreement; and

         (d) the Original Borrower's right to replace a Non-Funding Bank is, and shall be, in addition to and not in lieu of all other rights and remedies available to the Borrowers against such Non-Funding Bank under this Agreement, at law, in equity or by statute.

         For the purposes of this clause 16.5:

         "NON-FUNDING BANK" means any Bank:

         (a) to whom the Original Borrower is obliged to pay any sum pursuant to clause 16.2 or 9.5;

         (b) in respect of which it becomes contrary to any law or regulation for it to contribute to Advances or to maintain its Commitment or fund its Contribution pursuant to clause 16.1.

17       SET-OFF AND PRO RATA PAYMENTS

17.1     SET-OFF

         Following an Event of Default which is continuing, each Obligor authorises each Finance Party to apply any credit balance to which such Obligor is then entitled on any account of such Obligor with such Finance Party at any of its branches in or towards satisfaction of any sum then due and payable from such Obligor to such Finance Party under this Agreement. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 17.1. Each Finance Party shall notify the Agent and the relevant Obligor (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Finance Parties.

17.2     PRO RATA PAYMENTS

17.2.1 If at any time any Finance Party (the "RECOVERING BANK") receives or recovers any amount owing to it by any Obligor under this Agreement by direct payment, set-off or in any manner


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


         other than by payment through the Agent pursuant to clause 9.1 or 9.10 (not being a payment received from a Transferee in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 8, 9.5, 15.1, 15.2, 16.1 or 16.2), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "RELEVANT RECEIPT") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 9.1 or 9.10 (as the case may be) then:

         (a) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

         (b) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Obligor and shall distribute the same to the Finance Parties (other than the Recovering Bank) in accordance with clause 9.10; and

         (c) as between the relevant Obligor and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Obligor to the other Finance Parties shall, to the extent of the amount so re-distributed to them, be treated as discharged.

17.2.2 If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Finance Party to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Finance Party's pro rata share of the amount which has to be refunded by the Recovering Bank.

17.2.3 Each Finance Party shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 17.2.

17.2.4 Notwithstanding the foregoing provisions of this clause 17.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

17.3     NO RELEASE

         For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 17.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 17.2.

17.4     NO CHARGE

         The provisions of this clause 17 shall not, and shall not be construed so as to, constitute a charge by a Finance Party over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 17.2.

18       ASSIGNMENT, TRANSFER AND FUNDING OFFICES

18.1 BENEFIT AND BURDEN This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Obligors and their respective successors and permitted assigns.


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


18.2     NO ASSIGNMENT BY OBLIGORS

         None of the Obligors or the Ultimate Shareholder may assign or otherwise transfer any of their respective rights or obligations under this Agreement.

18.3     TRANSFER

         Each Bank (an "EXISTING BANK") may transfer all or any part (being at least $10,000,000 and an integral multiple of $5,000,000) of its rights, benefits and/or obligations under this Agreement and the other Finance Documents to a Qualifying Bank (a "Transferee") with the prior consent in writing of the Original Borrower (acting on behalf of itself, each Obligor (provided that the Original Borrower has given notice of the transfer to each Obligor incorporated in Ireland and Denmark) and each GTS Creditor) such consent not to be unreasonably withheld or delayed and to be deemed to have been given if the Original Borrower does not reply to any request for consent within 5 Banking Days of receipt of such request in accordance with clause 20.1. Any such transfer shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Transfer Certificate duly executed by the Existing Bank and the Transferee which the Agent shall then counter-sign (for itself and the other parties to this Agreement and the Security Trust Deed). On the Effective Date (as specified and defined in a Transfer Certificate so executed and delivered):

18.3.1 to the extent that in such Transfer Certificate the Existing Bank seeks to transfer such obligations and rights hereunder the existing parties to this Agreement and the Security Trust Deed and the Existing Bank shall be released from their respective obligations towards one another under this Agreement and the Security Trust Deed, other than the obligations thereunder which remain outstanding from the Obligors to the Existing Bank ("DISCHARGED OBLIGATIONS") and their respective rights against one another under this Agreement and the Security Trust Deed other than the outstanding rights thereunder of the Existing Bank against the Obligors ("DISCHARGED RIGHTS") shall be cancelled and the rights of the Existing Bank against the Obligors shall be assigned to the Transferee party to the relevant Transfer Certificate (the "ASSIGNED RIGHTS");

18.3.2 the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Transferee instead of to or by such Existing Bank as a result of such transfer; and

18.3.3 the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights and the assigned rights only insofar as they are exercisable by or against such Transferee instead of by or against such Existing Bank as a result of such transfer and, on such Effective Date, the Transferee shall pay to the Agent for its own account a fee of $1,500. The Agent shall promptly notify the Original Borrower of the receipt by it of any Transfer Certificate and shall promptly deliver a copy of such Transfer Certificate to the Original Borrower.

18.4     RELIANCE ON TRANSFER CERTIFICATE

         The Finance Parties, the Obligors, the Ultimate Shareholder and each GTS Creditor shall be fully entitled to rely on any Transfer Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 18 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Transferee and none of the Finance Parties or the Obligors or the Ultimate Shareholder or the GTS Creditors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Transfer Certificate if it proves to be the case that the same was not authentic or duly authorised.


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18.5     AUTHORISATION OF AGENT

         Each party to this Agreement irrevocably authorises the Agent to counter-sign each Transfer Certificate on its behalf for the purposes of clause 18.3 without any further consent of, or consultation with, any such party except, in the case of the Original Borrower, the consent required pursuant to clause 18.3 and, in the case of any Obligor incorporated in Ireland or Denmark, the notice required pursuant to clause 18.3.

18.6     CONSTRUCTION OF CERTAIN REFERENCES

         If any Bank transfers all or any part of its rights, benefits and obligations as provided in clause 18.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Transferee to the extent of their respective interests.

18.7     LENDING OFFICES

         Each Bank shall lend through its office at the address specified in part B of schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend. The Working Capital Bank shall issue Bank Guarantees through its offices at the address specified in part C of schedule 1 or through any other office of the Working Capital Bank selected from time to time by the Working Capital Bank through which the Working Capital Bank wishes to issue Bank Guarantees. If the office through which a Bank lending or the Working Capital Bank is issuing is changed pursuant to this clause 18.7, such Bank or the Working Capital Bank (as the case may be) shall notify the Agent and the Original Borrower promptly of such change.

18.8     DISCLOSURE OF INFORMATION

         No Finance Party shall disclose any Confidential Information to any person without the consent of the Original Borrower, other than (a) to such Finance Party's associate companies and their officers, directors, employees, agents and advisors provided that such Person shall have agreed in writing to maintain confidentiality on the equivalent terms as set forth herein, (b) to an actual or prospective Transferee or transferee in respect of the Working Capital Facility provided that such Transferee or transferee in respect of the Working Capital Facility shall have agreed in writing to maintain confidentiality on the equivalent terms as set forth herein or (c) as required by any law, rule or regulation or order of any court or order or request of any governmental agency with whose instructions the recipient habitually complies. For the purposes of this clause 18.8 "Confidential Information" means information that any member of the Group furnishes to any Finance Party on a confidential basis, but does not include any such information that is already known to the recipient, is or becomes generally available to the public other than as a result of a breach by any Finance Party of its obligations hereunder or that is or becomes available to such Finance Party from a source other than the Group.

18.9     RESTRICTIONS ON TRANSFERS

         Where a Bank transfers part of its rights, benefits and obligations pursuant to clause 18.3, that Bank must transfer equal fractions of its Commitment in respect of the Revolving Credit Facility and Contribution in respect of the Revolving Credit Facility (if any) and, if at the time when such transfer takes effect there is more than one RC Advance outstanding, the transfer of its Contribution in respect of the Revolving Credit Facility shall take effect in respect of the same fraction of each RC Advance. The Transfer Certificate relating to any such transfer shall be completed accordingly.

18.10    TRANSFERS BY THE WORKING CAPITAL BANK

         The Working Capital Bank may, transfer all or part of its Commitment in respect of the Working Capital Facility and/or Contribution in respect of the Working Capital Facility to any person which has a long term debt rating of at least "A" by Moody's and Standard and Poor's unless otherwise agreed between the Working Capital Bank and the Original Borrower (such consent not to be unreasonably withheld), by entering into such transfer documents as the Agent and


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


         the Original Borrower may reasonably require. In such circumstances the Borrowers shall use all reasonable endeavours to assist the Working Capital Bank to procure the irrevocable discharge and return to the Working Capital Bank of the Bank Guarantees.

19       ARRANGERS, AGENT, SECURITY TRUSTEE, REFERENCE BANKS AND ORIGINAL
         BORROWER

19.1     APPOINTMENT OF AGENT

         Each Bank and the Working Capital Bank irrevocably appoints the Agent as its Agent for the purposes of this Agreement and the other Finance Documents and irrevocably authorises the Agent in such capacity:

19.1.1 to execute all documents as may be approved by the Majority Banks for execution by the Agent; and

19.1.2 (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement or any other Finance Document, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement or any other Finance Document). None of the Agent, or the Arrangers or the Security Trustee shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Banks or the Working Capital Bank beyond those expressly stated in this Agreement or any other Finance Document.

         Notwithstanding that the Agent and the Security Trustee may from time to time be the same entity, the Agent and Security Trustee have entered into this Agreement in their separate capacities as agent for the Banks under and pursuant to this Agreement and as security trustee for the Beneficiaries (as defined in the Security Trust Deed) to hold the security created or to be created by the Security Documents on the terms set out in the Security Trust Deed. However, where this Agreement provides for the Agent to communicate with or provide instructions to the Security Trustee, while the Agent and the Security Trustee are the same entity, it will not be necessary for there to be any such formal communications or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

19.2     AGENT'S ACTIONS

         Any action taken by the Agent under or in relation to this Agreement with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks (or as otherwise duly authorised) shall be binding on all the Banks and the Working Capital Bank.

19.3     AGENT'S DUTIES

         The Agent shall:

19.3.1 promptly notify each Bank and the Working Capital Bank of the contents of each notice, certificate or other document received by the Agent from any Obligor or GTS Creditor under or pursuant to this Agreement or any other Finance Document;

19.3.2 consult with the Banks and the Working Capital Bank as to whether and, if so, how a discretion vested in the Agent is, either in any particular instance or generally, to be exercised but so that this shall not prevent the Agent in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers, or from instructing the Security Trustee to exercise its rights and powers, to preserve the security constituted by the Security Documents so long as the Agent promptly notifies the Banks and the Working Capital Bank subsequently of such exercise; and


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19.3.3   (subject to the other provisions of this clause 19) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as Agent or Security Trustee as the Majority Banks may reasonably direct.

19.4     AGENT'S RIGHTS

         The Agent may:

19.4.1 in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

19.4.2 unless and until it shall have received directions from the Majority Banks, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Working Capital Bank (but shall not be obliged to do so);

19.4.3 refrain from acting in accordance with any instructions of the Majority Banks to institute, or to instruct the Security Trustee to institute any legal proceedings arising out of or in connection with this Agreement or any other Finance Document until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it and/or the Security Trustee would or might incur as a result;

19.4.4 deem and treat (i) each Bank and the Working Capital Bank as the person entitled to the benefit of the Contribution of such Bank or the Working Capital Bank (as the case may be) for all purposes of this Agreement and the Security Documents unless and until a Transfer Certificate shall have been filed with the Agent and shall have become effective or a transfer has become effective in accordance with clause 18.10 (as the case may be), and (ii) the office set opposite the name of each Bank in part C of schedule 1 or, as the case may be, in any relevant Transfer Certificate as such Bank's funding office and the office set opposite the name of the Working Capital Bank in part D of schedule 1 as the Working Capital Bank's issuing and funding office unless and until a written notice of change of funding or issuing (as the case may be) office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

19.4.5 rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor or GTS Creditor upon a certificate signed by any director of the relevant Obligor or GTS Creditor on behalf of such Obligor or GTS Creditor; and

19.4.6 refrain from doing anything which would, or might in its opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

19.5     RIGHTS OF THE SECURITY TRUSTEE

         In addition to all rights of the Security Trustee set out in the Security Trust Deed, each Bank and the Working Capital Bank hereby grants a power of attorney to the Security Trustee, with the right of substitution to enter into the Security Documents on its behalf.

19.6     NO LIABILITY OF ARRANGERS, AGENT, SECURITY TRUSTEE

         None of the Arrangers, the Security Trustee, the Agent or any of their respective employees and agents shall:

19.6.1 be obliged to request any certificate or opinion under clause 12.1 or any other provision of any Finance Document or to make any enquiry as to the use of the proceeds of the Facilities unless (in the case of the Agent) so required in writing by any Bank or the Working Capital Bank, in which case the Agent shall promptly make the appropriate request of the relevant Obligor or GTS Creditor; or


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19.6.2   be obliged to make any enquiry as to any breach or default by any
         Obligor or GTS Creditor in the performance or observance of any of the provisions of any Finance Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank or the Working Capital Bank, in which case the Agent shall promptly notify the Banks and the Working Capital Bank of the relevant event or circumstance; or

19.6.3 be obliged to enquire whether or not any representation or warranty made by any Obligor or GTS Creditor pursuant to any Finance Document is true; or

19.6.4 be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

19.6.5 be obliged to account to any Bank or the Working Capital Bank for any sum or the profit element of any sum received by it for its own account; or

19.6.6 be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, any Finance Document other than on the instructions of the Majority Banks; or

19.6.7 be liable to any Bank or the Working Capital Bank for any action taken or omitted under or in connection with any Finance Document or the Total Outstandings unless caused by its gross negligence or wilful misconduct.

         For the purposes of this clause 19 neither the Agent, the Arrangers or the Security Trustee shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent or the Security Trustee, as the case may be, may become aware in the context of corporate finance, advisory or funding activities from time to time undertaken by the Agent or the Security Trustee, as the case may be, for the Ultimate Shareholder or any of its Subsidiaries or Associated Companies or any other person which may be a trade competitor of any of the Obligors or GTS Creditors or may otherwise have commercial interests similar to those of any of the Obligors or GTS Creditors.

19.7     NON-RELIANCE ON ARRANGERS, AGENT OR SECURITY TRUSTEE

         Each Bank and the Working Capital Bank acknowledges, by virtue of its execution of this Agreement or, as the case may be, a Transfer Certificate, that it has not relied on any statement, opinion, forecast or other representation made by the Arrangers, the Agent or the Security Trustee to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent, the Arrangers or the Security Trustee and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Immediate Shareholder and its Subsidiaries and its own independent investigation of the financial condition, prospects and affairs of the Immediate Shareholder and its Subsidiaries in connection with the making and continuation of the Total Outstandings under this Agreement. None of the Arrangers, the Agent or the Security Trustee shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the Working Capital Bank with any credit or other information with respect to the Obligors or GTS Creditors whether coming into its possession before the making of any Advance or the issue of any Bank Guarantee or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 19.3.1.

19.8 NO RESPONSIBILITY ON ARRANGERS, AGENT OR SECURITY TRUSTEE FOR ANY OBLIGOR'S OR GTS CREDITORS PERFORMANCE

         None of the Arrangers, the Agent or the Security Trustee shall have any responsibility or liability to any Bank or the Working Capital Bank:

19.8.1 on account of the failure of any Obligor or GTS Creditor to perform its obligations under any Finance Document to which it is party; or


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19.8.2   for the financial condition of any Obligor or GTS Creditor; or

19.8.3 for the completeness or accuracy of any statements, representations or warranties in any of the Finance Documents or the Information Memorandum or any document delivered under any of the Finance Documents; or

19.8.4 for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Finance Documents or of any certificate, report or other document executed or delivered under any of the Finance Documents; or

19.8.5 (save as otherwise provided in this clause 19) for taking or omitting to take any other action under or in relation to the Finance Documents or any aspect thereof; or

19.8.6 in the case of the Arrangers, on account of the failure of the Agent or the Security Trustee to perform or discharge any of their respective duties or obligations under the Finance Documents; or

19.8.7 otherwise in connection with the Facilities or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

19.9     RELIANCE ON DOCUMENTS AND PROFESSIONAL ADVICE

         The Arrangers, the Agent and the Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's, any Arranger's or the Security Trustee's, as the case may be employment).

19.10    OTHER DEALINGS

         The Arrangers, the Agent and the Security Trustee may, without any liability to account to the Banks or the Working Capital Bank, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, the Ultimate Shareholder, the Immediate Shareholder or any of their respective Subsidiaries or Associated Companies or any Relevant Person or any of the Banks or the Working Capital Bank as if it were not an Arranger, the Agent or the Security Trustee, as the case may be.

19.11    RIGHTS OF AGENT AND SECURITY TRUSTEE AS BANK; NO PARTNERSHIP

         With respect to its own Commitment and Contribution (if any) the Agent and the Security Trustee shall have the same rights and powers under this Agreement and the Security Documents as any other Bank or the Working Capital Bank (as the case may be) and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security Documents and the terms "Banks" and "Working Capital Bank" shall, unless the context clearly otherwise indicates, include the Agent and/or the Security Trustee in its individual capacity as a Bank or the Working Capital Bank (as the case may be). This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

19.12    AMENDMENTS; WAIVERS

19.12.1 Subject to clause 19.12.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to any Finance Document with the Obligors, the Ultimate Shareholder or any GTS Creditor and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision any Finance Document by any Obligor, the Ultimate Shareholder or any GTS Creditor. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks and


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


         the Working Capital Bank by the Agent and (without prejudice to the generality of clause 19.2) shall be binding on all the Banks and the Working Capital Bank.

19.12.2 Except with the prior written consent of all the Banks and the Working Capital Bank, the Agent shall not have authority on behalf of the Banks
         (A) to agree with any Obligor, the Ultimate Shareholder or any GTS Creditor any amendment or modification to any Finance Document or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under any Finance Document by any Obligor, the Ultimate Shareholder or any GTS Creditor, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any reduction in availability, any payment of principal, interest, commitment commission or other amount payable by any Obligor or GTS Creditor under any Finance Document, (iii) change the currency in which any amount is payable by any Obligor or GTS Creditor under any Finance Document, (iv) increase any Bank's or the Working Capital Bank's Commitment, (v) extend the Availability Period or (vi) change the definition of "Majority Banks" in clause 4.2, (vii) unless in accordance with clause 12.3, change any provision of any Finance Document which requires the approval or consent of all the Banks and the Working Capital Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks and the Working Capital Bank, (viii) change the order of distribution under clause 9.10, (ix) change clause 17.2, (x) change clause 6.2 or (xi) change this clause 19.11 or (B) to release any Guarantor from its obligations under the Guarantee or (C) release any asset of whatever nature that is subject to a Security Document unless such release is to permit the disposal or other dealing with such asset in accordance with the terms of this Agreement and the relevant Security Document.

19.12.3 For the purposes of this clause 19.12 it is expressly agreed and acknowledged that the execution of a Deed of Guarantor Accession or a Deed of Borrower Accession or any deed or instrument pursuant to a further assurance provision in the Security Documents shall not constitute an amendment or modification to, or variation of, this Agreement or any of the Security Documents shall not constitute an amendment or modification to, or variation of, this Agreement.

19.13    REIMBURSEMENT AND INDEMNITY BY BANKS AND THE WORKING CAPITAL BANK

         Each Bank and the Working Capital Bank shall reimburse the Security Trustee, the Arrangers and the Agent (rateably in accordance with such Bank's and the Working Capital Bank's Commitment or Contribution), to the extent that the Security Trustee, the Arrangers or the Agent are not reimbursed by the Obligors, for the costs, charges and expenses incurred by the Security Trustee, the Arrangers and the Agent contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, the Finance Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Bank and the Working Capital Bank shall on demand indemnify the Agent and the Security Trustee (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent or the Security Trustee (as the case may be) in connection with the Finance Documents or the performance of its duties under the Finance Documents or any action taken or omitted by the Agent or the Security Trustee (as the case may be) under any of the Finance Documents, unless such liabilities, damages, costs or claims arise from the Agent's or the Security Trustee's (as the case may be) own gross negligence or wilful misconduct.

19.14    RETIREMENT OF AGENT

19.14.1 The Agent may retire from its appointment as Agent under this Agreement having given to the Original Borrower, each of the Banks and the Working Capital Bank not less than 30 days' notice of its intention to do so and provided that no such retirement shall take effect unless there has been appointed by the Banks and the Working Capital Bank as a successor Agent:

         (a) a Bank nominated by the Majority Banks with the consent of the Original Borrower (not to be unreasonably withheld or delayed) or, failing such a nomination,


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


         (b) any reputable and experienced bank or financial institution with offices in London nominated by the Agent with the consent of the Original Borrower (not to be unreasonably withheld or delayed).

         Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Original Borrower, the Banks and the Working Capital Bank.

19.14.2 Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement (but shall continue to have the benefit of this clause 19 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Original Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Finance Documents.

19.15    CHANGE OF REFERENCE BANKS

         If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 16.1, (c) a Reference Bank transfers the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank generally ceases to provide quotations to the Agent for the purposes of determining LIBOR or EURIBOR (as the case may be), the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and with the approval of the Borrowers (such approval not to be unreasonably withheld or delayed) appoint another Bank to replace such Reference Bank.

19.16    PROMPT DISTRIBUTION OF PROCEEDS

         Moneys received by the Security Trustee (whether from a Receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall be paid to the Agent for distribution in accordance with the terms of the Security Trust Deed shall be distributed by the Agent as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent (acting on the instructions of the Majority Banks) may credit any moneys received by it to a suspense account for so long and in such manner as the Agent may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against any Obligor, GTS Creditor or any other person liable.

19.17    ORIGINAL BORROWER

19.17.1 Each Obligor (other than the Original Borrower) and the Ultimate Shareholder by its execution of this Agreement or a Deed of Borrower Accession or a Deed of Guarantor Accession irrevocably appoints the Original Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (i) the Original Borrower on its behalf to supply all information concerning itself contemplated by this Agreement and to give all notices and instructions (including, in the case of a Borrower, Utilisation Notices) to execute on its behalf any Deed of Borrower Accession or Deed of Guarantor Accession and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor or the Ultimate Shareholder (as the case may be), without further reference to or consent of such Obligor or the Ultimate Shareholder (as the case may be) and (ii) each Finance Party to give any notice, demand or other communication to such Obligor or the Ultimate


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


         Shareholder (as the case may be) pursuant to the Finance Documents to the Original Borrower on its behalf, and in each case such Obligor or the Ultimate Shareholder (as the case may be) shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Utilisation Notices) or executed or made such agreements or receive any such notice, demand or other communication.

19.17.2 Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Original Borrower or given to the Original Borrower under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor or the Ultimate Shareholder (as the case may be) and whether occurring before or after such other Obligor or the Ultimate Shareholder (as the case may be) became a party to this Agreement) shall be binding for all purposes on the Ultimate Shareholder and all other Obligors as if the Ultimate Shareholder and the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Original Borrower and any other Obligor or the Ultimate Shareholder (as the case may be), those of the Original Borrower shall prevail.

19.18    ACKNOWLEDGEMENT BY THE ULTIMATE SHAREHOLDER

         The Ultimate Shareholder acknowledges for the benefit of the Finance Parties the terms and conditions of this Agreement including, without limitation, the representations and warranties and undertakings given by its Subsidiaries provided, however, that nothing in this Agreement shall create any liability of the Ultimate Shareholder to the Finance Parties or the Finance Parties to the Ultimate Shareholder.

20       NOTICES AND OTHER MATTERS

20.1     NOTICES

         Every notice, request, demand or other communication under this Agreement shall:

20.1.1 be in writing delivered personally or by priority registered letter (airmail if available) or telefax;

20.1.2 be deemed to have been received, subject as otherwise provided in this Agreement in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

20.1.3   be sent:

         (a)  to the Ultimate Shareholder and each Obligor at:

              c/o Global TeleSystems, Inc.
              4121 Wilson Boulevard
              8th Floor
              Arlington
              Virginia 22203
              USA

              Telefax: +1 (703) 236 3619
              Attention: Corporate Treasurer

              Telefax: +1 (703) 236 3605
              Attention: General Counsel


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


              with a copy to:

              Global TeleSystems (UK) Ltd
              151 Shaftesbury Avenue
              3rd Floor
              London WC2H 8AL
              England

              Telefax: +44 (0) (20) 7769 8052
              Attention: European Treasurer

              and to

              Global TeleSystems Europe Holdings B.V.

              Terhulpsesteenweg 6A,
              1560 Hoeilaart,
              Belgium

              Telefax: +32 2 658 5102
              Attention: Treasury Services

         (b)  to the Agent and the Security Trustee at:

              Deutsche Bank AG London
              Winchester House
              1 Great Winchester Street
              London
              EC2N 2DB

              Telefax:     +44 20 7547 5703/6419
              Attention:   Richard Peters/Ronald Lane Smith

         (c)  to the Arrangers at:

              Deutsche Bank AG London
              Winchester House
              1 Great Winchester Street
              London
              EC2N 2DB

              Telefax:     + 44 207 545 7130
              Attention:   Project and Export Finance Group

              Bank of America International Limited.
              Bank of America House
              1 Alie Street
              London E1 8DE


              Telefax:     +44 207 809 5287
              Attention:   Richard Woods

              Dresdner Bank AG London Branch
              Riverbank House
              2 Swan Lane
              London EC4R 3UX

              Telefax:     +44 207 623 4118
              Attention:   Julie Cowap


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


         (d)  to each Bank and to the Working Capital Bank

              at its address or telefax number
              specified (in the case of a Bank) in part C of schedule 1 or in any relevant Transfer Certificate or (in the case of the Working Capital Bank) part D of schedule 1 or to such other address or telefax number as is notified by the relevant party to the other parties to this Agreement.

20.2     NOTICES THROUGH THE AGENT

         Every notice, request, demand or other communication under this Agreement to be given by any Obligor to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Ultimate Shareholder or the Obligors (or any of them) shall (except as otherwise provided in this Agreement) be given by the Agent.

20.3     NO IMPLIED WAIVERS, REMEDIES CUMULATIVE

         No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

20.4     ENGLISH TRANSLATIONS

         All certificates, instruments and other documents to be delivered under this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the Finance Parties shall be entitled to rely.

20.5     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20.6     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

21       GOVERNING LAW AND JURISDICTION

21.1     LAW

         This Agreement shall be governed by English law.

21.2     SUBMISSION TO JURISDICTION

         The parties to this Agreement agree for the benefit of the Finance Parties that:

21.2.1 if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 21.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

21.2.2 the jurisdiction of the High Court of Justice in England over any such claim against the Finance Parties shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

21.2.3 nothing in this clause 21.2 shall limit the right of any Finance Party to refer any such claim against any other party to any other court of competent jurisdiction outside England, to the jurisdiction of which such party hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.3     AGENT FOR SERVICE OF PROCESS

21.3.1 Each Obligor irrevocably designates, appoints and empowers GTS Carrier Services (UK) Limited at present of 151 Shaftesbury Avenue, London WC2H 8AL to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

21.3.2 For the benefit of the Finance Parties and for the purpose of this Agreement and any claims arising out of or in connection with this Agreement, each Obligor which is a legal entity organised and existing under the laws of The Netherlands hereby irrevocably elects domicile (within the meaning of Section 1.15 of The Netherlands Civil Code) at the address from time to time of GTS Carrier Services (UK) Limited.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

THE ORIGINAL BORROWER AND AN ORIGINAL GUARANTOR

SIGNED for and on behalf of                        )
GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.            )       JIM REYNOLDS
by:                                                )


THE IMMEDIATE SHAREHOLDER AND GUARANTOR

SIGNED for and on behalf of                        )
GLOBAL TELESYSTEMS EUROPE B.V.                     )       JIM REYNOLDS
by:                                                )


THE ORIGINAL GUARANTORS

SIGNED for and on behalf of                        )
EBONE A/S                                          )       JIM REYNOLDS
by:                                                )


SIGNED for and on behalf of                        )
GLOBAL TELESYSTEMS (DENMARK) A/S                   )       ERNST WESSEL
by:                                                )


SIGNED for and on behalf of                        )
GTS TRANSATLANTIC LIMITED                          )       STEVEN ANDREWS
by:                                                )


SIGNED for and on behalf of                        )
GTS CARRIER SERVICES (IRELAND) LIMITED             )       MAURICE WOOLF
by:                                                )


SIGNED for and on behalf of                        )
GTS NETWORK (IRELAND) LIMITED                      )       JIM REYNOLDS
by:                                                )


THE ULTIMATE SHAREHOLDER

SIGNED for and on behalf of                        )       JEFF VON DEYLEN
GLOBAL TELESYSTEMS INC.                            )


THE ARRANGERS

SIGNED for and on behalf of                        )
DEUTSCHE BANK AG LONDON                            )       MARTIN FLAHERTY/
by:                                                )       ALISON HOWE



SIGNED for and on behalf of                        )
BANK OF AMERICA INTERNATIONAL LIMITED              )       RICHARD WOODS
by:                                                )